UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Respironics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Tuesday, November 15, 2005, at 5:00 p.m. (local time) in the Allegheny Room at the Hyatt Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania.

The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

Your vote is important. Whether you own a few or many shares of Respironics, Inc. stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that your shares are represented at the meeting by signing the accompanying proxy card and promptly returning it in the enclosed envelope in accordance with the instructions on the proxy card.

Very truly yours,

John L. Miclot

President and Chief Executive Officer

October 13, 2005

RESPIRONICS, INC.

1010 Murry Ridge Lane

Murrysville, Pennsylvania 15668

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Respironics, Inc. will be held in the Allegheny Room at the Hyatt Pittsburgh International Airport, at 1111 Airport Boulevard, Pittsburgh, Pennsylvania on Tuesday, November 15, 2005 at 5:00 p.m. (local time) for the following purposes:

(1)	To elect four directors;

(2)	To ratify the selection of Ernst & Young LLP as independent registered public accounting firm to examine the consolidated financial statements of the Company for the fiscal year ending June 30, 2006;

(3)	To approve the adoption of the Respironics, Inc. 2006 Stock Incentive Plan (the “Plan”); and

(4)	To transact such other business as may properly come before the meeting.

Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

If you are unable to attend the meeting in person, we encourage you to sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage, in accordance with the instructions on the proxy card.

Dorita A. Pishko

Corporate Secretary

October 13, 2005

RESPIRONICS, INC.

1010 Murry Ridge Lane

Murrysville, Pennsylvania 15668

PROXY STATEMENT

Annual Meeting of Shareholders to be Held November 15, 2005

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Respironics, Inc. (“Respironics” or the “Company”) for use at the Annual Meeting of Shareholders to be held at 5:00 p.m. (local time), on Tuesday, November 15, 2005 in the Allegheny Room at the Hyatt Pittsburgh International Airport, at 1111 Airport Boulevard, Pittsburgh, Pennsylvania. The accompanying Notice of Annual Meeting of Shareholders sets forth the purposes of the meeting.

The enclosed proxy may be revoked at any time before its exercise by giving notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders of the Company on or about October 13, 2005. The Company’s Annual Report to Shareholders for 2005 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

If any shareholder wishes to present a proposal at the 2006 Annual Meeting of Shareholders, the proposal must be received by the Secretary of the Company by July 17, 2006 to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2006 Annual Meeting. The Bylaws of the Company require that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in the Bylaws, so that it is received by the Company not later than the notice deadline determined under the Bylaws. This notice deadline will generally be 90 days prior to the anniversary of the Company’s Proxy Statement for the previous year’s annual meeting, or July 17, 2006 for the Company’s Annual Meeting in 2006. Any shareholder proposal received by the Secretary of the Company after July 17, 2006 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”). The 2006 Annual Meeting is presently scheduled for November 14, 2006. In addition, any shareholder nominations for directors must comply with the procedures described under “Corporate Governance—Board of Directors and Committees of the Board” below.

VOTING SECURITIES AND RECORD DATE

Holders of the Company’s Common Stock of record as of the close of business on October 3, 2005 (the “record date”) are entitled to receive notice of and to vote at the 2005 Annual Meeting. On the record date, the Company had outstanding 72,054,454 shares of Common Stock, the holders of which are entitled to one vote per share. These shares outstanding exclude 6,990,359 shares held by the Company in treasury.

All share information presented in this Proxy Statement has been adjusted to reflect the two-for-one stock split effected by the Company in the form of a 100% stock dividend that was declared on April 20, 2005 and distributed on June 1, 2005.

SECURITY OWNERSHIP

Directors and Executive Officers

The following table shows the number of shares of Common Stock beneficially owned by each director and nominee for director of the Company, each of the officers of the Company named in the Summary Compensation Table herein and by all directors, nominees and executive officers of the Company as a group, as of the record date. As used herein, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). A person is deemed, as of any date, to have “beneficial ownership” of any security that the person has the right to acquire within 60 days after that date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Daniel J. Bevevino (1)	120,832	0.15%
Douglas A. Cotter (1)	44,668	0.06%
J. Terry Dewberry (1) (2)	102,320	0.13%
Steven P. Fulton (1)	84,370	0.11%
Donald H. Jones (1)	61,354	0.08%
Joseph C. Lawyer (1) (3)	53,819	0.07%
James W. Liken (1)	280,237	0.35%
Candace L. Littell (1)	45,162	0.06%
Sean C. McDonald (1)	43,593	0.06%
Gerald E. McGinnis (4)	1,041,211	1.29%
Mylle H. Mangum (1)	8,961	0.01%
John L. Miclot (1)	174,202	0.22%
John C. Miles II (1)	26,984	0.03%
William Post (1) (5)	94,114	0.12%
Craig B. Reynolds (1)	108,594	0.14%
Geoffrey C. Waters (1)	72,293	0.09%
All directors, nominees, and executive officers as a group (18 persons)	2,414,407	3.03%

(1)	Includes shares which would be outstanding upon the exercise of currently exercisable, or exercisable within 60 days, stock options granted under the Company’s 2000 Stock Incentive Plan and, in the case of non-employee directors, the Company’s 1991 Non-Employee Directors’ Stock Option Plan, in the following names and amounts: Mr. Bevevino, 72,500 shares; Dr. Cotter, 40,350 shares; Mr. Dewberry, 60,750 shares; Mr. Fulton, 80,000 shares; Mr. Jones, 30,150 shares; Mr. Lawyer, 30,150 shares; Mr. Liken, 54,500 shares; Ms. Littell, 40,350 shares; Mr. McDonald, 40,350 shares; Mr. McGinnis, 192,800 shares; Ms. Mangum, 8,250 shares; Mr. Miclot, 130,000 shares; Mr. Miles, 19,950 shares; Mr. Post, 90,000 shares; Mr. Reynolds, 45,000 shares; and Mr. Waters, 57,166.

(2)	Includes 41,570 shares held jointly with Mr. Dewberry’s wife, as to which voting and investment power is shared.

(3)	Does not include 4,800 shares held by Mr. Lawyer’s wife, who has sole voting and investment power of these shares and as to which Mr. Lawyer disclaims beneficial ownership.

(4)	Includes 15,336 shares held in the Gerald E. McGinnis Charitable Foundation; 214,796 shares held in the AWATTO Family Trust; 47,200 shares held in the Gerald & Audrey McGinnis CRUT; 495,972 shares held in the Audrey L. McGinnis Trust; and 5,304 shares held jointly with Mr. McGinnis’ wife, as to which voting and investment power is shared.

(5)	Mr. Post was an executive officer of the Company until he announced his resignation on April 5, 2005.

Other Beneficial Owners

The following table sets forth information with respect to each shareholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock as of the record date:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105 (1)	7,360,989	10.28%
Putnam Investments 100 Financial Park Franklin, MA 02038 (1)	4,283,232	5.98%

(1)	Information regarding the beneficial owner has been determined by the Company based solely upon data included in Form 13G filed with the SEC and the Company. Such filing contained information as of June 30, 2005.

CORPORATE GOVERNANCE—BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The business and affairs of the Company are conducted under the direction of the Board of Directors. The Board of Directors has delegated to management the responsibility to manage the day-to-day operations of the Company. The primary focus of the Board of Directors is on policy and strategic direction. The Board of Directors selects, advises and monitors the Company’s management in the discharge of its duties. The Board of Directors has developed corporate governance practices to help it fulfill its responsibilities to the Company’s shareholders and to oversee the work of management and the Company’s business operations.

Board Size, Composition, and Number of Meetings

The Board of Directors currently consists of twelve directors, which number the Board of Directors believes is appropriate based on the Company’s present circumstances. Eight members of the Board of Directors are independent directors under the requirements set forth in the NASD Market Place Rules. The Corporate Governance and Nominating Committee reviews with the Board of Directors on an annual basis the size and composition of the Board of Directors, as well as the appropriate skills and characteristics required for directors in the context of the strategic direction of the Company. The Board of Directors held five meetings during fiscal year 2005.

Committees of the Board of Directors

The Board of Directors has three committees to assist in the management of the affairs of the Company: the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation and Human Resource Committee. The following is a summary description of these committees of the Board of Directors:

The Audit Committee currently consists of Mr. Lawyer (Chairperson), Mr. Dewberry, and Mr. McDonald, all of whom are independent members of the Board of Directors under the requirements set forth in the NASD Market Place Rules and Rule 10A-3 of the Exchange Act. Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. In addition, the Board of Directors has determined that Mr. Dewberry is an “Audit Committee financial expert,” in accordance with the rules established by the SEC. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing certain financial information including: (a) certain financial reports, reports on internal controls, and other financial information provided by the Company to its shareholders, the public, the SEC, NASDAQ and other governmental or regulatory bodies; (b) the Company’s systems of internal controls regarding finance, accounting, compliance (including disclosure controls and procedures and internal control over financial reporting) and the “Business Conduct and Ethics Policy” that management and the Board of Directors have established; and (c) the Company’s auditing, accounting and financial reporting processes generally. During fiscal year 2005, the Audit Committee met ten times. The Charter of the Audit Committee is posted on the Company’s website: www.respironics.com.

The Corporate Governance and Nominating Committee currently consists of Ms. Littell (Chairperson), Dr. Cotter, and Ms. Mangum, all of whom are independent members of the Board of Directors under the requirements set forth in the NASD Market Place Rules. The Corporate Governance and Nominating Committee is responsible for: (a) identifying individuals qualified to become members of the Board and recommending director nominees to the Board of Directors; (b) making recommendations to the Board of Directors on Board composition and organization, as well as corporate governance matters; (c) addressing conflict of interest issues; (d) leading the Board of Directors in its evaluation of the Board, its committees, and individual directors; and (e) recommending membership and chairpersons for each committee. The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders provided that shareholders submit the names of candidates in writing to the Company’s Secretary, Dorita A. Pishko, at the following address: 1010 Murry Ridge Lane, Murrysville, PA 15668, and provide the candidate’s name, biographical data and qualifications and other information required by Section 1.09 of the Company’s Bylaws. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. To be considered, any such recommendations must comply with Section 1.09 of the Company’s Bylaws and all other applicable provisions of the Bylaws, the Company’s Certificate of Incorporation, Delaware law and applicable SEC rules. Such information must be received no later than July 17, 2006 with respect to nominations for election at the 2006 Annual Meeting of Shareholders. During fiscal year 2005, the Corporate Governance and Nominating Committee met five times. The Charter of the Corporate Governance and Nominating Committee is posted on the Company’s website: www.respironics.com.

The Compensation and Human Resource Committee consists of Mr. Miles (Chairperson), Dr. Cotter, and Mr. Jones, all of whom are independent members of the Board of Directors under the requirements set forth in the NASD Market Place Rules. The Compensation and Human Resource Committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies, and programs of the Company. The Compensation and Human Resource Committee’s activities are governed by a written charter that was adopted by the Board of Directors and which is reviewed by the Committee annually. This Charter is posted on the Company’s website at www.respironics.com. The Compensation and Human Resource Committee makes recommendations to the independent members of the Board of Directors with respect to the compensation of executive officers and independent directors. During fiscal year 2005, the Compensation and Human Resource Committee met nine times.

Director Compensation

The Board of Directors periodically conducts an evaluation of its effectiveness, and the Compensation and Human Resource Committee reviews director compensation and makes recommendations to the Board of Directors. Currently, each independent director receives an annual fee of $24,000 for service as a director and committee member. Independent directors receive a fee of $1,000 for attendance at meetings of the full Board of Directors. In addition, each applicable independent director receives an additional annual fee of $3,500 if he or she serves as a chairperson of the Compensation and Human Resource Committee and Corporate Governance and Nominating Committee, and $7,500 if he or she serves as chairperson of the Audit Committee. All independent director committee members also receive a fee of $1,000 for attendance at committee meetings. Directors may elect annually to receive their fees in either cash or shares of the Company’s Common Stock having a fair market value on the date of payment equal to the fee being paid. Directors may also elect to defer receipt of fees. All directors are reimbursed for travel expenses related to meetings of the Board.

Directors of the Company who are not employees also receive stock options under the Company’s 2000 Stock Incentive Plan. Under this plan, each non-employee director is granted an option to purchase 20,000 shares of the Company’s common stock on the first business day following the date they become a member of the Board of Directors, at the fair market value on such date. Each non-employee director is also granted an option on the third business day following each Annual Meeting of Shareholders to purchase 13,000 shares of the Company’s Common Stock at the fair market value on such date. Each option has a term of 10 years, becomes exercisable in installments and is fully exercisable after three years from date of grant.

CEO Compensation

The Compensation and Human Resource Committee annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and recommends the Chief Executive Officer’s compensation levels to the independent directors on the Board. This evaluation and recommendation includes the annual base salary level, the annual incentive opportunity level, the long-term incentive opportunity level, and any special or supplemental benefits. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation and Human Resource Committee will consider the Company’s overall performance, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Chief Executive Officer in past years, and such other factors as the Compensation and Human Resource Committee determines to be appropriate. The Chief Executive Officer is not present during the deliberation of his compensation. The Compensation and Human Resource Committee believes that Mr. Miclot’s current compensation, as reflected in the “Executive Compensation” section of this Proxy Statement, is consistent with these objectives.

Board Member Qualifications

In evaluating candidates for the Board of Directors, the Corporate Governance and Nominating Committee considers each candidate’s credentials, subject to the minimum qualifications discussed below. The Corporate Governance and Nominating Committee is guided by the objective of ensuring that the Board of Directors consists of individuals from diverse educational and professional experiences and backgrounds who collectively provide meaningful counsel to management. The Corporate Governance and Nominating Committee considers the candidate’s character, integrity, experience, understanding of strategy and policy setting and reputation for working well with others. If candidates are recommended by the Company’s shareholders, such candidates will be evaluated using the same criteria. With respect to nomination of continuing Directors for re-election, the individual’s contributions to the Board of Directors are also considered.

Directors are expected to possess the highest personal and professional ethics, integrity and values, and to be committed to representing the long-term interests of shareholders. The Corporate Governance and Nominating Committee will determine, with the approval of the Board of Directors, the requisite skills and characteristics for new members of the Board. There are no firm prerequisites to qualify as a candidate for the Board of Directors, although the Board seeks a diverse group of candidates who possess the background, skill, expertise, business experience, and time to make a significant contribution to the Board, to the Company, and to its shareholders.

No Limitations on Other Board Service

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board of Directors for an extended period of time. Each member of the Board is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. Directors will advise the Chairperson of the Corporate Governance and Nominating Committee of the Board of Directors in advance of accepting an invitation to serve on another public company board. Absent a conflict of interest, the Board of Directors does not believe that directors should be prohibited from serving on boards and/or committees of other organizations, and has not adopted any guidelines limiting such activities.

Directors with Significant Job Changes

The Corporate Governance and Nominating Committee will review the appropriateness of continued Board membership for each individual director upon a material change in his or her employment or responsibility.

Term Limits and Retirement Policy

In accordance with the provisions of the Company’s Certificate of Incorporation, each director is elected for a term of three years on a staggered basis. Directors selected to fill vacancies on the Board of Directors may have an initial term of less than three years. The Board does not believe it should establish term limits. Such limits may cause the Board to lose the contributions of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations. As an alternative to term limits, the Corporate Governance and Nominating Committee will review each director’s continuation on the Board of Directors when his or her next term expires. This also will allow each director the opportunity to confirm his or her desire to continue as a member of the Board of Directors. The Board does not believe that a fixed retirement age for directors is appropriate.

Management Succession

The Chief Executive Officer will report regularly to the Board of Directors on the Company’s program for succession and management development. The Chief Executive Officer will make available to the Board his recommendations and evaluations of potential successors.

Executive Sessions of Independent Directors

The independent directors hold regular executive sessions in order to promote open discussion among the independent directors. Non-independent directors and management are not present during these independent director executive sessions. Such sessions occur on at least a quarterly basis. The Chairperson of the Corporate Governance and Nominating Committee, or another designated independent director, is the presiding director for each executive session of independent directors.

Board Access to Management and Professional Advisors

Directors have full access to officers and employees of the Company. The Board also encourages management to schedule presentations at Board of Directors meetings by managers who can provide additional insight into the items being discussed because of personal involvement in these areas. The Company’s primary outside attorneys, independent registered public accounting firm and internal auditors are available to consult with the Board of Directors. Each committee of the Board may obtain advice and assistance from internal and external advisors.

Code of Conduct

The Board of Directors expects directors, officers, and employees to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s “Business Conduct and Ethics Policy,” which sets out basic principles for all directors, officers, and employees of the Company. This policy, which is posted on the Company’s website: www.respironics.com, describes the Company’s policies with respect to compliance with laws, rules, and regulations; conflicts of interest; unauthorized use of corporate funds and assets; accuracy of books, records, and public statements; insider trading; competition and fair dealing; discrimination and harassment; and confidentiality, among other things. Any waiver of the Company’s “Business Conduct and Ethics Policy” for directors, officers, or senior financial officers may be made only by the Board of Directors or one of its committees and will be promptly disclosed to the extent required by law or regulation.

Reporting of Concerns to the Audit Committee

The Audit Committee has established procedures to enable anyone who has a concern about the Company’s conduct, or any employee who has a complaint about the Company’s accounting, internal accounting controls or auditing matters, to communicate that concern to the Audit Committee. Such communication may be confidential or anonymous, and may be made using the ethics line listed in the Company’s “Business Conduct and Ethics Policy” or in writing to the Company’s General Counsel or to the Audit Committee. The Company’s procedures for handling complaints or concerns, including the means by which the Company communicates such matters to the Audit Committee, is disclosed in the Company’s “Whistleblower Policy,” which is posted on the Company’s website: www.respironics.com.

Shareholder Communications with Members of the Board of Directors

Shareholders may communicate directly with the Company’s Board of Directors or any individual director by writing to the Board of Directors, or the individual director, sent in care of the Secretary of the Company, Dorita A. Pishko, at the following address: 1010 Murry Ridge Lane, Murrysville, Pennsylvania 15668. All such communications will be compiled by the Secretary and submitted to the Board of Directors or the individual director at the next regularly scheduled meeting of the Board of Directors.

Board Member Attendance at Annual Meeting of Shareholders

It is the Company’s longstanding policy that, absent exceptional circumstances, all members of the Company’s Board of Directors attend the Annual Meeting of Shareholders. Requests for attendance waivers are required to be approved in advance by the Chairman of the Board of Directors. All of the then current members of the Company’s Board of Directors attended the 2004 Annual Meeting of Shareholders.

Stock Ownership Guidelines

The Company believes it is important that the interests of its directors be aligned with the interests of its shareholders; accordingly, each director is required to comply with the Company’s stock ownership guidelines. The ownership of a substantial amount of the Company’s stock is not in itself a basis for a director to be considered as not independent, provided that it may preclude participation on the Audit Committee if the director is the beneficial owner, directly or indirectly, of 10% or more of voting equity securities of the Company.

Directors are required to be holders of the Company’s stock in an amount equal to at least $100,000 by the date of their fifth anniversary on the Board. For purposes of this policy, stock options or shares that may be issued at a later date under any of the Company’s equity compensation plans are not considered to be director stock holdings. A determination of the value of each director’s stock holdings is made annually at the time of the Company’s Annual Meeting of Shareholders. For purposes of determining the value of a director’s stock holdings, the greater of the purchase price or the price at the time of determination is used. The Corporate Governance and Nominating Committee may grant a hardship exemption from this policy to directors, as it determines is necessary.

Pre-Approval of Related Party Transactions

The Company’s Audit Committee (or another duly authorized independent committee) reviews and approves in advance all “related party transactions” (as such term is defined by the disclosure requirements set forth in Item 404 of Regulation S-K of the Exchange Act) in excess of $60,000 in which a member of the Board of Directors, an executive officer, or a 5% shareholder or member of their immediate family has a direct or indirect material interest. For these purposes, immediate family members include such person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law. Indirect interests include those arising from the reporting person’s other business relationships, including acting as a director, executive officer, or shareholder/partner of an entity that is entering into a contractual relationship with the Company.

Beginning September 1, 2004, Fidelity Investments began providing investment and record keeping services for the Respironics, Inc. Retirement Savings Plan and record keeping services for the Company’s stock option plans (the “Plans”). At the time Fidelity Investments began providing investment and record keeping services for the Plans, Fidelity Management & Research Co., which is affiliated with Fidelity Investments, held more than 5% of the Company’s outstanding common stock. The Company’s Audit Committee pre-approved Fidelity Investments as the administrator of the Plans, for an annual fee of up to approximately $75,100. The Company does not believe this relationship represents a conflict of interest. Fidelity Investments is the largest privately held investment management firm in the country, and is known for its commitment to customer service and technology. It is a leading provider of investment management, record keeping and investment education services. The Company believes that Fidelity’s advanced technology, resources and personalized approach to customer service allow the Company’s employees to make easy, efficient, and informed choices about the Plans.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

Each member of the Audit Committee is an independent member of the Board of Directors under the requirements set forth in the NASD Market Place Rules and Rule 10A-3 of the Exchange Act. Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. In addition, the Board of Directors has determined that Mr. Dewberry is an “Audit Committee financial expert,” in accordance with the rules established by the SEC. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (a) the financial reports, reports on internal controls, and other financial information provided by the Company to its shareholders, the public, the SEC, NASDAQ and other governmental or regulatory bodies; (b) the Company’s systems of internal controls regarding finance, accounting, compliance (including disclosure controls and procedures and internal control over financial reporting) and the “Business Conduct and Ethics Policy” that Management and the Board of Directors have established; and (c) the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors, which the Audit Committee reviews on at least an annual basis. The Audit Committee Charter is posted on the Company’s website: www.respironics.com. As described in the Audit Committee Charter, the Audit Committee’s primary responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Appoint, retain and appraise the audit efforts of the Company’s independent registered public accounting firm, determine the compensation to be paid to the Company’s independent registered public accounting firm, review and approve all services to be performed by the Company’s independent registered public accounting firm, and serve as the point of contact for reports to be made by the independent registered public accounting firm concerning the Company’s critical accounting policies and practices and other communications relating to the Company’s financial matters. The independent registered public accounting firm reports to the Audit Committee.

•	Review activities, organizational structure, and qualifications of the internal audit department. Review and concur in the appointment, replacement, reassignment, or dismissal of the director of the internal audit department.

•	Provide an open avenue of communication among the Company’s independent registered public accounting firm, financial and senior management, the internal audit department, and the entire Board of Directors.

•	Establish procedures to receive and respond to employees’ and others’ complaints and concerns regarding the Company’s accounting and auditing matters.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. As part of its efforts to carry out its responsibilities, the Audit Committee met ten times during fiscal year 2005.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements and the Company’s internal control over financial reporting. Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm for the 2005 fiscal year, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and for reporting on the effectiveness of the Company’s internal control over financial reporting. In overseeing the preparation of the Company’s financial statements, and reviewing and discussing management’s report on the Company’s internal control over financial reporting, the Audit Committee met with Ernst & Young, both with and without Company management, to review and discuss the Company’s annual financial statements and their evaluation of the Company’s internal controls prior to their issuance and to discuss significant accounting issues. Additionally, the Audit Committee met with Ernst & Young and management prior to the issuance of the Company’s quarterly financial statements. The Audit Committee has discussed with Ernst & Young the matters that are required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (“Communication With Audit Committees”) as amended , SEC rules, and other professional standards governing auditor communication with Audit Committees.

Ernst & Young has provided to the Audit Committee the written disclosures and the letter required pursuant to independence rules adopted by the SEC and Public Company Accounting Oversight Board and required by Independence Standards Board Standard No. 1, and the Audit Committee discussed with Ernst & Young that firm’s independence. The Audit Committee also concluded that Ernst & Young’s provision of audit and non-audit services to the Company, as described in the next section, is compatible with Ernst & Young’s independence.

Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2005 fiscal year and selected Ernst & Young as the independent registered public accounting firm for the Company for the 2006 fiscal year.

Independent Registered Public Accounting Firm Fees

In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for the 2005 fiscal year, the Company retained Ernst & Young, as well as other accounting firms, to provide other auditing and advisory services in 2005. The Audit Committee understands the need for Ernst & Young to maintain objectivity and independence in its audit of the Company’s financial statements. To minimize relationships that could appear to impair the objectivity of Ernst & Young, the Audit Committee has restricted the non-audit services that Ernst & Young may provide to the Company, and has determined that the Company would obtain even these non-audit services from Ernst & Young only when the services offered by Ernst & Young are more effective or economical than services available from other service providers, and, to the extent possible, only after competitive bidding. It is also the Audit Committee’s goal that the fees that the Company pays Ernst & Young for non-audit services should not exceed the audit fees paid to Ernst & Young, a goal that the Company achieved in 2005 and 2004.

The Audit Committee has also adopted policies and procedures for pre-approving all services provided by Ernst & Young. On an annual basis when the Audit Committee appoints Ernst & Young as auditor, it pre-approves the annual fees for: financial statement audit services, including statutory audits at certain of the Company’s international subsidiaries and audits of certain of the Company’s employee benefit plans; and reviews and procedures that the Company requests Ernst & Young to undertake to provide assurances of accuracy on matters not required by laws or regulations. On an annual basis, the Audit Committee also provides general pre-approval of fees for certain categories of tax services including: tax assistance and compliance services, tax return reviews and audit defense, tax optimization strategies (on a limited basis), and miscellaneous tax support. In conjunction with the annual pre-approval of Ernst & Young’s audit and non-audit services, the Audit Committee sets a specific annual limit on the amount of such services (within each of these categories) that the Company would obtain from Ernst & Young. The Audit Committee requires management to report the specific engagements to the Audit Committee on a quarterly basis and to obtain specific pre-approval from the Audit Committee for any new engagement over $10,000 individually and $50,000 in the aggregate. The Audit Committee may delegate pre-approval authority for specific engagements to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The aggregate fees billed for professional services by Ernst & Young in 2005 and 2004 for these various services were:

Type of Engagement	2005 (A)	2004 (A)
Audit fees	$894,000	$464,000
Audit-related fees	63,000	143,000
Tax fees	137,000	206,000
All other fees	—	—

Total	$1,094,000	$813,000

(A) –  The Audit Committee approved 100% of Ernst & Young’s fees for the 2005 and 2004 fiscal years in accordance with the policies described above.

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees the Company paid Ernst & Young for professional services for the audit of the Company’s consolidated financial statements included the Company’s annual report on Form 10-K and review of financial statements included in the Company’s quarterly report on Form 10-Qs, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements such as statutory audits required internationally, consents, and accounting and financial reporting consultation and research billed as audit services. Included in “audit fees” for the 2005 fiscal year are amounts related to Ernst & Young’s evaluation of, and report on the effectiveness of the Company’s internal control over financial reporting, as well as fees for statutory audits at recently acquired international subsidiaries. “Audit-related fees” are fees for assurance and related services that are related to the performance of the audit or review of the Company’s financial statements, including audits of the annual financial statements of the Company’s employee benefit plans and assistance with the Company’s compliance under Section 404 of the Sarbanes-Oxley Act of 2002. “Tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories. Of the total “tax fees” rendered during fiscal year 2005 and 2004, $137,000 and $193,000, respectively, were related to tax compliance matters, including reviews of the Company’s income tax returns, assistance during tax examinations, and reviewing the ongoing compliance of the Company with respect to previous tax optimization strategies.

The Audit Committee has adopted restrictions on hiring by the Company of any Ernst & Young partner or associate having responsibility for providing audit assurance on any aspect of their audit of the Company’s financial statements. The Audit Committee also requires key Ernst & Young partners assigned to the Company’s audit to be rotated at least every five years.

MEMBERS OF THE AUDIT COMMITTEE

Joseph C. Lawyer, Chairperson

J. Terry Dewberry

Sean C. McDonald

REPORT OF THE COMPENSATION AND HUMAN RESOURCE COMMITTEE

Introduction

The Compensation and Human Resource Committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies, and programs of the Company. The Compensation and Human Resource Committee is comprised entirely of independent members of the Board of Directors, as determined under the requirements set forth in the NASD Market Place Rules. The Compensation and Human Resource Committee’s activities are governed by a written charter that was adopted by the Board of Directors and which is reviewed by the Compensation and Human Resource Committee annually. This Charter is posted on the Company’s website at www.respironics.com. The Compensation and Human Resource Committee makes recommendations to the independent members of the Board of Directors with respect to the compensation of executive officers and independent directors.

This report is submitted by the Compensation and Human Resource Committee and describes the components of the Company’s executive officer compensation and the basis on which compensation determinations are made with respect to executive officers. The executive officers of the Company include Mr. Miclot, the Company’s President and Chief Executive Officer; and Messrs. Reynolds, Bevevino, Fulton and Waters, the four executive officers other than Mr. Miclot and Mr. Post who were, for fiscal year 2005, the Company’s most highly compensated executive officers. Mr. Post, who was also one of the most highly compensated executive officers during fiscal year 2005, is no longer an executive officer effective with his resignation that was announced on April 5, 2005.

Compensation

The Compensation and Human Resource Committee reviews at least annually the compensation of the Company’s executive officers so that compensation levels and incentive opportunities reflect the performance of the Company and are market competitive. Based on the Compensation and Human Resource Committee’s review and other factors, the Compensation and Human Resource Committee makes recommendations to the independent directors on the Board regarding the compensation of the Company’s executive officers. To assist in reviewing executive officer compensation, the Compensation and Human Resource Committee retained an independent compensation consulting firm to provide competitive assessments of the Company’s compensation programs and the compensation levels for executive officers.

The compensation program for executive officers is comprised of the following components: base salary; variable annual cash incentives, which are based on overall Company performance, business group performance, and individual performance; and stock options and other equity-based compensation, which link the financial rewards of executive officers to the long-term financial rewards of the Company’s stockholders. Each of these components is described below.

Base Salary

The base salary levels of executive officers reflect the Compensation and Human Resource Committee’s assessment of Company performance, economic conditions, market compensation levels, and individual performance. The relative weight of each of these factors in determining base salary increases varies for each annual salary determination. There is no fixed weighting; however, in the past, the factors that have generally had the greatest influence on base salary increases have been Company and individual performance, market compensation levels, and general economic conditions. In setting the base salaries of the other executive officers, the Compensation and Human Resource Committee also considers the recommendations made by the Chief Executive Officer and Chief Operating Officer in the Company’s performance management process.

The Compensation and Human Resource Committee evaluates market compensation levels by comparing the Company’s executive officer compensation levels with compensation levels paid for comparable positions by companies of similar size. The Compensation and Human Resource Committee periodically retains an independent compensation consulting firm to study and report on the Company’s executive compensation practices, based on a comparison of the Company’s information to survey data as well as to individual companies with a similar industry focus to the Company’s industry. The Compensation and Human Resource Committee’s recommendations to the independent directors on the Board were based, in part, on its review and interpretation of the report of its independent compensation consultant.

The individual performance of executive officers is based on how well they meet their respective business plan or other objectives. The Compensation and Human Resource Committee in conjunction with the Chairman of the Board establishes and reviews the objectives of the Chief Executive Officer, and also assesses the Chief Executive Officer’s performance compared to these objectives. The objectives of the other executive officers are established for each individual through a Company-wide process, insuring compatibility of objectives among executive officers.

Variable Annual Cash Incentives

Annual bonuses provide an incentive for the achievement of short-term business goals. Executive officers have the potential to receive annual bonuses under two programs: the Performance Bonus Program, based on a combination of business group and Company performance; and the Profit Sharing Program, based on overall Company performance. Annual bonuses generally are paid within ninety days after the end of each fiscal year.

The Company’s Performance Bonus Program is designed to give eligible associates an opportunity to share in the collective success of the Company. Executive officers participate in this program and are eligible to receive a specified percentage of their base pay (up to 50%, with the exception of certain executive officers who can receive up to 70%) as an annual bonus contingent on achieving pre-established criteria. The criteria for this bonus is a combination of both the financial performance of the Company’s business groups, individually, and the Company as a whole, with the weighting of business group and Company performance varying based on the executive officer’s primary job responsibilities. If the Company does not achieve 100% of its annual net income per share plan, no bonus is payable for the portion of the bonus that is based on Company performance.

The Company’s Profit Sharing Program is designed to give all associates an opportunity to share in the collective success of the Company. The criterion for this bonus is the Company exceeding its annual net income per share plan. Executive officers can receive annual Profit Sharing bonuses of up to 10% of their base pay, with the potential for larger payouts based on the degree to which the Company exceeds its annual net income per share plan.

Stock Options

The primary purpose of granting stock options is to link the financial rewards of executive officers to the long-term financial rewards of the Company’s stockholders. The Compensation and Human Resource Committee determines the exercise price of stock options at the time an option is granted, but the exercise price may not be less than the fair market value of the Company’s Common Stock at the date of grant. Stock options generally become exercisable commencing a minimum of twelve months from the date of grant, and are exercisable for a maximum period of ten years. Stock options have vesting periods generally of not less than four years, with one-fourth generally vesting each year.

The Compensation and Human Resource Committee awarded stock options under the Respironics, Inc. 2000 Stock Incentive Plan to 201 of the Company’s associates during fiscal year 2005. The following table sets forth the total number of shares of Common Stock for which stock options have been awarded for the fiscal year ended June 30, 2005:

Employee Group	Number of Options
All current executive officers, as a group	580,000
All current directors who are not executive officers, as a group	117,000
All employees other than executive officers and directors, as a group	1,023,000

CEO Compensation

The Compensation and Human Resource Committee annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and recommends the Chief Executive Officer’s compensation levels to the independent directors on the Board. This evaluation and recommendation includes the annual base salary level, the annual incentive opportunity level, the long-term incentive opportunity level, and any special or supplemental benefits. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation and Human Resource Committee will consider the Company’s overall performance; the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Chief Executive Officer in past years, and such other factors as the Compensation and Human Resource Committee determines to be appropriate. The Chief Executive Officer is not present during the deliberation of his compensation. The Compensation and Human Resource Committee believes that Mr. Miclot’s current compensation, as reflected in the “Executive Compensation” section of this Proxy Statement, is consistent with these objectives.

MEMBERS OF THE COMPENSATION AND HUMAN RESOURCE COMMITTEE

John C. Miles II (Chairperson)

Douglas A. Cotter Ph.D.

Donald H. Jones

MATTERS TO BE ACTED UPON

1.    ELECTION OF DIRECTORS

The Board of Directors, acting pursuant to the Certificate of Incorporation of the Company, has determined that the number of directors constituting the full Board of Directors will be twelve at the present time.

The Board is divided into three classes. One such class is elected every year at the Annual Meeting of Shareholders for a term of three years. Accordingly, a class is to be elected at the 2005 Annual Meeting of Shareholders, with each director so elected to hold office until the 2008 Annual Meeting of Shareholders or until the director’s prior death, disability, resignation or removal.

The Board of Directors has nominated J. Terry Dewberry, Donald H. Jones, James W. Liken, and John L. Miclot for reelection to the Board for the class of 2008, and each of them has agreed to serve if elected. The Board of Directors recommends that the shareholders vote “FOR” the election of the four persons nominated to the Board of Directors. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified. If any nominee becomes unable or unwilling to serve as director, it is intended that the proxies will be voted for the election of such other person, if any, as will be designated by the Board of Directors.

Information concerning those nominees for director (class of 2008) and the other directors who will continue in office after the meeting (classes of 2006 and 2007) is set forth below.

Name	Position with the Company
Class of 2008
J. Terry Dewberry	Director (1)
Donald H. Jones	Director (1)
James W. Liken	Vice Chairman of the Board
John L. Miclot	President, Chief Executive Officer and Director

Class of 2007
Douglas A. Cotter Ph.D.	Director (1)
Gerald E. McGinnis	Advanced Technology Officer and Chairman of the Board
Craig B. Reynolds	Executive Vice President, Chief Operating Officer and Director
Candace L. Littell	Director (1)

Class of 2006
Joseph C. Lawyer	Director (1)
Sean C. McDonald	Director (1)
Mylle H. Mangum	Director (1)
John C. Miles II	Director (1)

(1)	These directors are independent directors under the requirements set forth in the NASD Market Place Rules.

Douglas A. Cotter, Ph.D.

Private Investor

Dr. Cotter, age 62, is a private investor. He has been a director of the Company since February 1989. From 2000 to 2002, Dr. Cotter was a Senior Vice President of Leerink Swann and Company, an investment banking firm focusing on life science and medical corporations. From 1998 to 2000 and from 1985 to 1996, Dr. Cotter was President of Healthcare Decisions, Inc., a health care and biotechnology consulting firm specializing in corporate development and acquisitions. Between April 1996 and March 1998, Dr. Cotter was Vice President of Decision Resources, a consulting firm specializing in the health care industry (primarily pharmaceuticals).

J. Terry Dewberry

Private Investor

Mr. Dewberry, age 61, is a private investor. He has served as a director of the Company since the completion of the merger between the Company and Healthdyne Technologies, Inc. (“Healthdyne”) on February 11, 1998. Prior to the merger, Mr. Dewberry held various executive management positions with Healthdyne, Inc.

Donald H. Jones

Chairman, Triangle Capital Corporation

Mr. Jones is 68 years old. He has been a director of the Company since May 1996. Since 1998 Mr. Jones has served as chairman of Triangle Capital Corporation (“Triangle”), a venture capital and management firm. Prior to serving as chairman of Triangle, Mr. Jones held various executive management positions for an online electronic commerce company linking business-to-business buyers and sellers through electronic networks including the Internet. In addition, Mr. Jones has served as corporate executive and director of both private and public companies in the medical, telecommunications and automation industries.

Joseph C. Lawyer

Vice Chairman, Reunion Industries Inc.

Mr. Lawyer is 60 years old. He has been a director of the Company since 1994. Since May 2000 Mr. Lawyer has served as Vice Chairman of Reunion Industries, Inc. (“Reunion”), which designs, manufactures and markets a broad range of fabricated and machined parts and products and also manufactures high volume, precision plastic parts. Mr. Lawyer served as President of Reunion from March 2000 until his retirement from that position in May 2000. He has also been a Director of Reunion since March 2000. From 1988 through March 2000, he was President, Chief Executive Officer and a Director of Chatwins Group, Inc., which merged with Reunion in March 2000. Prior to 1988 Mr. Lawyer held various managerial and executive level positions for several companies in the fabricated products industry.

James W. Liken

Vice Chairman of the Company

Mr. Liken is 56 years old. He has served as a director of the Company since January 1999. From August 1999 until December 1, 2003 Mr. Liken served as President and Chief Executive Officer of Respironics, at this time he took the position of Vice Chairman of the Board of Directors. Prior to joining Respironics, Mr. Liken was President and owner of Liken Home Medical, Inc. from 1990 until he sold that business in July 1998. Mr. Liken has been active in the home medical business since 1971, serving in management and ownership capacities for several predecessor companies to Liken Home Medical, Inc. Mr. Liken also continues to serve on the Board of the American Association of Homecare.

Candace L. Littell

President, Littell Group, Inc.

Ms. Littell is 48 years old. She has served as a director of the Company since 1999. She previously served as a director of the Company in 1997. From January 1995 through January 1998, and again since September 1999, she has been the President of Littell Group Inc., a consulting firm headquartered in Virginia, specializing in healthcare reimbursement strategy for medical technology companies. Ms. Littell has also held various senior and executive level management positions focusing on health care financing and reform, and the economic impact of the medical technology industry.

Gerald E. McGinnis

Chairman of the Board and Advanced Technology Officer of the Company

Mr. McGinnis is 71 years old. He has been a director of the Company since 1976 and Chairman of the Board since November 1994. On June 30, 2004, he was appointed to the position Advanced Technology Officer. Mr. McGinnis founded Respironics in 1976 after selling Lanz Medical Products Corporation, the predecessor to the Company. Prior thereto, Mr. McGinnis held senior research and engineering positions for several entities within the healthcare industry.

Sean C. McDonald

President and CEO, Precision Therapeutics

Mr. McDonald is 45 years old. He has been a director of the Company since 2000. Mr. McDonald is the President and Chief Executive Officer of Precision Therapeutics, Inc., a biomedical company providing comprehensive, personalized cancer management information, a position he has held since January 2001. From July 1999 to September 2000, he served as Group President of the Automation Group of McKessonHBOC, a successor company to Automated Healthcare, Inc. which Mr. McDonald founded. Prior to that, Mr. McDonald held various engineering and engineering management positions with Westinghouse Electric Corporation.

Mylle H. Mangum

Chief Executive Officer of IBT

Ms. Mangum is 57 years old. She was appointed to the Respironics Board of Directors in May 2004. Ms. Mangum, owner of IBT Enterprises, LLC (IBT) since August 2005, has served as Chief Executive Officer of IBT since October 2003. Ms. Mangum served as Chief Executive Officer of True Marketing Services, LLC since

July 2002. She served as Chief Executive Officer of MMS Incentives, Inc. from 1999 to 2002. Prior to that, Ms. Mangum held executive positions in strategic development and operations in the hospitality and telecommunications industries. She is also a Director of Barnes Group Inc., Emageon, Inc., Payless ShoeSource, Inc., Scientific-Atlanta, Inc. and Haverty Furniture Companies, Inc.

John L. Miclot

President and CEO of the Company

Mr. Miclot is 46 years old. He has been a director of the Company since May 2003 and was appointed to the position of President and Chief Executive Officer in December 2003. Prior to his appointment as CEO, Mr. Miclot served as Executive Vice President and Chief Strategic Officer of the Company between October 2002 and December 2003. Prior to that, he served since July 1999 as President of Respironics’ Homecare division. Prior to joining Respironics, Mr. Miclot held various executive level positions with several companies within the medical device industry. Mr. Miclot serves on the Board of Directors of Medwave, Inc., which manufactures, develops, and sells non-invasive blood pressure measurement and monitoring systems and related technologies. Mr. Miclot has held this position since 2002. He is also a member of the Young President’s Organization.

John C. Miles II

Chairman, DENTSPLY International

Mr. Miles is 63 years old. He has been a director of the Company since February 2002. Mr. Miles is a member of the Board of Dentsply International, Inc. (“Dentsply”), the world’s largest manufacturer of dental products. Mr. Miles served as Dentsply’s Chief Executive Officer from January 1996 to January 2004 and as the Chairman of its Board of Directors from May 1998 until May 2004. He also serves on the Board of Inamed Corporation.

Craig B. Reynolds

Executive Vice President and COO of the Company

Mr. Reynolds is 57 years old. He has been a director of the Company since the completion of the merger between the Company and Healthdyne on February 11, 1998. He currently serves as the Executive Vice President and Chief Operating Officer of the Company. Prior to joining the Company, Mr. Reynolds served as President of Healthdyne from January 1987 and Chief Executive Officer starting in 1993 until completion of the merger with the Company. Previously, Mr. Reynolds maintained various executive level positions for divisions of Healthdyne, Inc.

2.    SELECTION OF AUDITORS

The Audit Committee has selected the independent registered public accounting firm of Ernst & Young as the auditors to examine the consolidated financial statements of the Company for fiscal year 2006.

The Board of Directors recommends that the shareholders vote “FOR” ratification of the appointment of Ernst & Young. The proxies solicited on behalf of the Board of Directors will be voted to ratify selection of that firm unless otherwise specified.

Ernst & Young has served as the independent auditors for the Company since 1984. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

3.    APPROVE THE ADOPTION OF THE RESPIRONICS, INC. 2006 STOCK INCENTIVE PLAN

As of October 3, 2005, options to purchase a total of approximately 616,000 shares of the Company’s Common Stock currently remain available for grant under the Company’s 2000 Stock Incentive Plan. Accordingly, the Company’s Board of Directors believes that it is appropriate to adopt and seek shareholder approval for a new stock incentive plan this year.

The Company’s 2006 Stock Incentive Plan (the “Plan”) was adopted by the Company’s Board of Directors on August 25, 2005, contingent upon approval by the Company’s shareholders. If approved by the Company’s shareholders, the Plan will be available for awards to employees, non-employee directors and consultants of the Company. The affirmative vote of the shareholders on or prior to August 24, 2006 is required for approval of the Plan.

The Board of Directors recommends that the shareholders vote “FOR” the 2006 Stock Incentive Plan. The proxies solicited on behalf of the Board of Directors will be voted for approval of adoption of the Plan unless otherwise specified.

A summary of the Plan is provided below, but the summary is qualified in its entirety by the full text of the Plan, which is set forth as Exhibit A to this Proxy Statement.

GENERAL

The purposes of the Plan are to encourage eligible individuals, which include employees, non-employee directors and consultants of the Company and its subsidiaries, to increase their efforts to make the Company and its subsidiaries more successful, to provide an additional inducement for such persons to remain with the Company or a subsidiary, to reward such persons by providing an opportunity to acquire the Company’s common stock on favorable terms, and to provide a means through which the Company may attract able persons to enter its employ or otherwise serve as non-employee directors or consultants.

Employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company or any subsidiary, directors of the Company who are not also employees, and any consultants of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company or any subsidiary are eligible to receive awards under the Plan. It is expected that approximately 250 employees and consultants, and 8 non-employee directors will be eligible to participate in the Plan.

The aggregate number of shares of the Company’s common stock which may be issued under the Plan is 5,019,000 shares, subject to proportionate adjustment in the event of stock splits and similar events. The maximum aggregate number of shares of common stock which may be issued in connection with grants of restricted shares, restricted share units, performance awards and other stock based awards pursuant to which a participant does not pay the fair market value for such shares, measured as of the grant date, is 1,250,000 shares. No awards may be granted under the Plan subsequent to August 24, 2015.

ADMINISTRATION

Except in the case of awards to non-employee directors, the Plan will be administered by a committee of the Board, consisting of not less than two (2) members of the Board. Each member of the committee must be an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “independent director” under the rules of the NASDAQ National Market System. In the case of awards to non-employee directors, the Plan will be administered by the Board. As used in this proxy statement, the term “Committee” is used to refer to the Board in the case of awards to non-employee directors, or the committee in the case of awards to employees and consultants.

Except in the case of awards to non-employee directors, the Committee has full authority, in its discretion, to interpret the Plan and to determine the persons who will receive awards and the number of shares to be covered by each award. In determining the eligibility of employees and consultants, as well as in determining the number of shares to be covered by an award and the type of awards to be made to such individuals, the Committee will consider the position and responsibilities of the person being considered, the nature and value to the Company or subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or subsidiary and such other factors as the Committee may deem relevant.

In the case of awards to non-employee directors, the selection of those directors to whom stock options will be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option are specified in the Plan and are not otherwise generally within the discretion of the Committee.

The types of awards which the Committee has authority to grant are (1) stock options, (2) stock appreciation rights, (3) restricted shares, (4) restricted share units, (5) performance awards and (6) other stock-based awards. Each of these types of awards is described below.

STOCK OPTIONS

The Plan provides for the grant of “incentive stock options” pursuant to Section 422 of the Code, or “nonstatutory stock options”, which are stock options that do not so qualify. Stock options may not be granted in tandem, and incentive stock options may only be granted to employees. The option price for each stock option may not be less than 100% of the fair market value of the Company’s common stock on the date the stock option is granted. The purchase price of a stock option may not be reduced after grant. Fair market value, for purposes of the Plan, is generally the mean between the publicly reported high and low sale prices per share of the Company’s common stock for the date as of which fair market value is to be determined. On October 3, 2005 the fair market value of a share of the Company’s common stock, as so computed, was $41.73.

A stock option granted to an employee or a consultant becomes exercisable at such time or times and/or upon the occurrence of such event or events as the Committee may determine. Unless otherwise determined by the Committee, a stock option granted to an employee or a consultant is exercisable from its date of grant. The Plan provides for an automatic grant of a nonstatutory stock option to purchase 13,000 shares of common stock, subject to adjustment and substitution as set forth in the Plan, to each non-employee director on the third business day following each annual shareholder’s meeting. In addition, the Plan provides for an automatic grant of a nonstatutory stock option to purchase 20,000 shares of common stock, subject to adjustment and substitution as set forth in the Plan, when a non-employee director first joins the Board. Grants to non-employee directors under the Plan are, however, reduced by the amount of any grants made under the Company’s 2000 Stock Incentive Plan. A stock option granted to a non-employee director will become exercisable with respect to twenty-five percent (25%) of the shares covered by the option on the first anniversary of the date of grant of the option, with respect to an additional twenty-five percent (25%) of the shares covered by the option on the second anniversary of the date of grant of the option and with respect to the remaining fifty percent (50%) of the shares covered by the option on the third anniversary of the date of grant of the option. No stock option may be exercised after the expiration of ten years from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

Unless the Committee, in its discretion, otherwise determines, the following provisions of this paragraph will apply in the event of an optionee-employee whose employment is terminated. If the employment of an optionee is voluntarily terminated with the consent of the Company, involuntarily terminated other than for “cause,” or the optionee retires under any retirement plan of the Company, all outstanding stock options held by the optionee will be exercisable by the optionee (but only to the extent exercisable immediately prior to the termination of employment) at any time prior to the expiration date of the stock option or within three months after termination of employment, whichever is the shorter period. If the employment of the optionee is voluntarily terminated because the optionee is “disabled” within the meaning of Section 422(c) (6) of the Code, all outstanding stock options of the optionee will be exercisable (whether or not so exercisable immediately prior to the termination of employment) at any time prior to the expiration date of the stock option or within one year after the date of termination of employment, whichever is the shorter period. Following the death of an optionee during employment, all outstanding stock options of the optionee at the time of death will be exercisable (whether or not so exercisable immediately prior to the death of the optionee) by the person entitled to do so under the Will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within one year after the date of death of the optionee. Following the death of the optionee after termination of employment, all outstanding stock options of the optionee at the time of death will be exercisable (but only to the extent exercisable immediately prior to the death of the optionee) by the person entitled to do so under the Will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within one year after the date of death of the optionee, whichever is the shorter period. All of the time periods for exercise of options described above in this paragraph apply to any person to whom a nonstatutory stock option has been transferred, if transfer was permitted by the Committee, and may be extended in certain circumstances, as described under “Additional Rights in Certain Events” below. If the employment of an optionee terminates for any reason other than voluntary termination with the consent of the Company, involuntary termination other than for “cause,” retirement under any retirement plan of the Company or death, all outstanding stock options granted to the optionee will automatically terminate, unless the exercise period has been extended as described under “Additional Rights in Certain Events” below.

The following provisions of this paragraph will apply in the event of an optionee who is a non-employee director whose services with the Company are terminated. If a non-employee director ceases to be a director of the Company for any reason other than resignation, removal for cause or death, any then outstanding stock option of the non-employee director will be exercisable (but only to the extent exercisable immediately prior to ceasing to be a director) at any time prior to the expiration date of the stock option or within four years after the date the non-employee director ceases to be a director, whichever is the shorter period. Unless the Board determines otherwise in the case of a resignation, if during his or her term of office as a director a non-employee director resigns from the Board or is removed from office for cause, any then outstanding stock option of such non-employee director will be exercisable (but only to the extent exercisable immediately prior to ceasing to be a director) at any time prior to the expiration date of such stock option or within 90 days after the date of resignation or removal, whichever is the shorter period. Following the death of an optionee during service as a non-employee director, all outstanding stock options of the optionee at the time of death will be exercisable in full (whether or not so exercisable immediately prior to the death of the optionee) by the person entitled to do so under the Will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within two years after the date of death of the optionee, whichever is the shorter period. Following the death of the optionee after service as a non-employee director, all outstanding stock options of the optionee at the time of death will be exercisable (but only to the extent exercisable immediately prior to the death of the optionee) by the person entitled to do so under the Will of the optionee or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within one year after the date of death of the optionee, whichever is the shorter period. All of the time periods for exercise of options described above in this paragraph apply to any person to whom a nonstatutory stock option has been transferred, if transfer was permitted by the Board.

Unless the Committee, in its discretion, otherwise determines, the following provisions of this paragraph will apply in the event of an optionee-consultant whose services are terminated. If the retention of an optionee as a consultant is voluntarily terminated with the consent of the Company or involuntarily terminated other than for “cause,” any then outstanding stock option of such optionee will be exercisable (but only to the extent exercisable immediately prior to the termination of the optionee’s retention as a consultant) at any time prior to the expiration date of the stock option or within three months after the termination of the retention of the optionee as a consultant, whichever is the shorter period. Following the death of an optionee during service as a consultant, all outstanding stock options of the optionee at the time of death will be exercisable in full (whether or not so exercisable immediately prior to the death of the optionee) by the person entitled to do so under the Will of the optionee or, if the optionee shall fail to make testamentary disposition of the stock options or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within one year after the date of death of the optionee, whichever is the shorter period. Following the death of the optionee after service as a consultant, all outstanding stock options of the optionee at the time of death will be exercisable (but only to the extent exercisable immediately prior to the death of the optionee) by the person entitled to do so under the Will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within one year after the date of death of the optionee, whichever is the shorter period. All of the time periods for exercise of options described above in this paragraph apply to any person to whom a nonstatutory stock option has been transferred, if transfer was permitted by the Committee. If the retention of the optionee as a consultant terminates for any reason other than voluntary termination with the consent of the Company, involuntary termination other than for “cause” or death, all outstanding stock options granted to the optionee will automatically terminate.

The option price for each stock option will be payable in full in cash at the time of exercise; however, in lieu of cash the holder of an option may, if authorized by the Committee, pay the option price in whole or in part by delivering to the Company shares of the Company’s common stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash.

For incentive stock options, the aggregate fair market value (determined on the date of grant) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the exercise date of incentive stock options is accelerated pursuant to any provision of the Plan or any agreement (see “Additional Rights in Certain Events” below) and the acceleration would result in a violation of this limitation, then, subject to the provisions of the next sentence, the exercise dates of such incentive stock options will be accelerated only to the extent, if any, that does not result in a violation of such limitation and, in any such event, the exercise dates of the incentive stock options with the lowest option prices will be accelerated first. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 limitation and even if such incentive stock options would as a result be converted in whole or in part into nonstatutory stock options.

Unless and except to the extent otherwise determined by the Committee in the case of a nonstatutory stock option, no stock option granted under the Plan is transferable other than by Will or by the laws of descent and distribution, and a stock option may be exercised during an optionee’s lifetime only by the optionee.

Subject to the foregoing and the other provisions of the Plan, stock options granted under the Plan to employees and consultants may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee.

Stock Appreciation Rights

The Committee may grant stock appreciation rights in conjunction with a stock option or on a stand-alone basis. Stock appreciation rights granted in conjunction with a stock option (“alternative stock appreciation rights”) entitle the person exercising them to surrender the related stock option or any portion thereof without exercising the stock option and to receive from the Company that number of shares of Company common stock with a fair market value, on the date of exercise of the stock appreciation right, equal to the excess of the fair market value of one share on such date over the fair market value per share on the grant date of the stock appreciation right, multiplied by the number of shares covered by the stock option, or portion thereof, which is surrendered.

Alternative stock appreciation rights are exercisable to the extent that the related stock option is exercisable and only by the same person who is entitled to exercise the related stock option. Alternative stock appreciation rights granted in conjunction with an incentive stock option are not exercisable unless the then fair market value of the Company’s common stock exceeds the option price of the shares subject to the option.

Stand-alone stock appreciation rights entitle the person exercising them to receive from the Company that number of shares of Company common stock with a fair market value, on the date of exercise of the stock appreciation right, equal to the excess of the fair market value of one share on such date over the exercise price, which exercise price may not be less than 100% of the fair market value per share on the grant date, multiplied by the number of shares covered by the stock appreciation right.

The Committee may, in its discretion, determine that the Company’s obligation will be paid in shares of the Company common stock or cash, or partially in each.

Restricted Shares

Restricted shares of the Company’s common stock awarded by the Committee will be subject to such restrictions (which may include restrictions on the right to transfer or encumber the shares while subject to restriction) as the Committee may impose and will be subject to forfeiture in whole or in part if certain events (which may, in the discretion of the Committee, include termination of employment and/or performance-based events) specified by the Committee occur prior to the lapse of the restrictions. The restricted share agreement between the Company and the awardee will set forth the number of restricted shares awarded to the awardee, the restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the restricted shares in whole or in part and such other terms and conditions as the Committee in its discretion deems appropriate. The restriction period applicable to restricted shares may not be less than three years, with ratable vesting over such period, in the case of a time-based restriction, or one year in the case of a performance-based restriction.

Following a restricted share award and prior to the lapse or termination of the applicable restrictions, share certificates for the restricted shares will be held in escrow. Upon the lapse or termination of the restrictions (and not before), the share certificates will be delivered to the awardee. From the date a restricted share award is effective, however, the awardee will be a shareholder with respect to the restricted shares and will have all the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares, subject only to the restrictions imposed by the Committee.

Restricted Share Units

Restricted share units awarded by the Committee will be subject to such restrictions (which may include restrictions on the right to transfer or encumber the units while subject to restriction) as the Committee may impose and will be subject to forfeiture in whole or in part if certain events (which may, in the discretion of the Committee, include termination of employment and/or performance-based events) specified by the Committee occur prior to the lapse of the restrictions. The restricted share unit agreement between the Company and the awardee will set forth the number of restricted share units awarded to the awardee, the restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the restricted share units in whole or in part and such other terms and conditions as the Committee in its discretion deems appropriate.

Unless otherwise determined by the Committee, the restriction period applicable to restricted share units will be three years. Restricted share units are forfeited upon termination of employment or service prior to vesting, except for termination by reason of the awardee’s death or disability. Within two and one-half months of the year in which vesting occurs, the awardee is paid the fair market value of a share of common stock multiplied by the number of restricted share units vested. Following a restricted share unit award the awardee will have the right to receive all dividends and other distributions paid with respect to the shares, subject to the Committee’s discretion. In its discretion, the Committee may determine that the Company’s obligation will be paid in shares of the Company’s common stock or cash, or partially in each.

Performance Awards

A performance award granted by the Committee under the Plan shall represent a right to receive shares of common stock, cash, other property or any combination thereof based on the achievement, or the level of achievement, during a specified performance period of one or more performance goals established by the Committee at the time of the award.

At the time a performance award is granted, the Committee shall set forth in writing (1) the performance goals applicable to the award and the performance period during which the achievement of the performance goals shall be measured, (2) the amount which may be earned by the participant based on the achievement, or the level of achievement, of the performance goals or the formula by which such amount shall be determined and (3) such other terms and conditions applicable to the award as the Committee may, in its discretion, determine. The terms so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any performance goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the participant based on such performance. The Committee may retain the discretion to reduce (but not to increase) the amount of a performance award which will be earned based on the achievement of performance goals.

Performance goals shall mean one or more preestablished, objective measures of performance during a specified performance period, selected by the Committee in its discretion. Performance goals may be based on one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: earnings per share, earnings per share growth, net income, net income growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (including EBITDA and EBIT), cash flow, operating cash flow, share price, economic value added, gross margin, operating income, market share or total shareholder return. Performance goals based on such performance measures may be based either on the performance of the Company, a subsidiary or subsidiaries, any branch, department, business unit or other portion thereof under such measure for the performance period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior performance periods or other measure selected or defined by the Committee at the time of making a performance award. The Committee may in its discretion also determine to use other objective performance measures as performance goals.

Following completion of the applicable performance period, and prior to any payment of a performance award to the participant, the Committee shall determine in accordance with the terms of the performance award and shall certify in writing whether the applicable performance goal or goals were achieved, or the level of such achievement, and the amount, if any, earned by the participant based upon such performance.

In any one calendar year during a particular performance period, the maximum amount which may be earned by any single participant under performance awards granted under the Plan for that calendar year of the performance period shall be limited to $3 million, in the case of performance awards payable in cash or property (other than shares of common stock) and 100,000 shares of common stock in the case of performance awards payable in shares of common stock. In the case of multi-year performance periods, the amount which is earned in any one calendar year of the performance period is the amount paid for the performance period divided by the number of calendar years in the period. In applying this limit, the amount of any cash or the fair market value of any shares of common stock or other property earned by a participant shall be measured as of the close of the applicable calendar year which ends the performance period, regardless of the fact that certification by the Committee and actual payment to the participant may occur in a subsequent calendar year or years.

Performance awards granted by the Committee under the Plan are intended to qualify for the “performance based compensation” exception from the $1 million cap on deductibility of executive compensation imposed by Section 162(m) of the Code. Absent additional shareholder approval, no performance award may be granted under the Plan subsequent to the Company’s annual meeting of shareholders in 2010.

Other Stock-based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to eligible employees, in lieu of salary or cash bonus, such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of the Company’s common stock, as deemed by the

Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of common stock awarded without restrictions or conditions, convertible securities, exchangeable securities or other rights convertible or exchangeable into shares of common stock, as the Committee in its discretion may determine. In the discretion of the Committee, such other stock-based awards, including shares of common stock, or other types of awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Company or a subsidiary under, other compensation or incentive plans, programs or arrangements of the Company or any subsidiary for eligible participants.

The Committee shall determine the terms and conditions of other stock-based awards. Any shares of common stock or securities delivered pursuant to a purchase right granted under the Plan shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, shares of common stock, or other property or any combination thereof, as the Committee shall determine. However, the value of such consideration shall not be less than the fair market value of such shares of common stock or other securities on the date of grant of the purchase right.

Additional Rights in Certain Events

The Plan provides for certain additional rights upon the occurrence of one or more events described in Section 11 of the Plan (“Section 11 Events”). Such an event is deemed to have occurred (1) when any person or group (other than the Company, a subsidiary or any employee benefit plan sponsored by the Company) acquires beneficial ownership of twenty percent (20%) or more of the voting power of the Company, (2) on the Committee’s specified date following a tender offer to acquire securities of the Company representing twenty percent (20%) or more of the voting power of the Company, (3) on the Committee’s specified date following the solicitation of proxies by a person other than the Company relating to the election or removal of fifty percent (50%) or more of any class of the Company’s Board of Directors, or (4) when the shareholders of the Company approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to the transaction will not own a majority of the voting power of the surviving or resulting corporation or any corporation which acquires the stock of the Company or more than ten percent (10%) of its consolidated assets.

Subject to the provisions of Section 4 of the Plan limiting such rights in the case of incentive stock options and except as provided in the next paragraph, unless the agreement between the Company and the awardee otherwise provides, if any Section 11 Event occurs (1) all outstanding stock options, stock appreciation rights and other purchase rights will become immediately and fully exercisable, (2) all stock options, stock appreciation rights and other purchase rights held by an awardee whose employment with the Company or a subsidiary terminates within one year of any Section 11 Event for any reason other than voluntary termination with the consent of the Company or a subsidiary, retirement under any retirement plan of the Company or a subsidiary, or death will be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option, (3) all restrictions applicable to restricted shares and restricted share units awarded under the Plan will lapse, and (4) all performance criteria and other conditions to payment of performance and other awards under which payments are subject to performance conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company.

The Committee may condition the acceleration, extension of exercise period, lapse of restrictions and/or deemed achievement of performance goals upon the occurrence of a change in ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company as determined under Section 409A of the Code.

Possible Anti-Takeover Effect

The provisions of the Plan providing for the acceleration of the exercise date of stock options, the lapse of restrictions applicable to restricted shares and restricted share units upon the occurrence of a Section 11 Event, the extension of the period during which stock options may be exercised upon termination of employment and the deemed achievement of performance goals following a Section 11 Event may be considered as having an anti-takeover effect.

Miscellaneous

The maximum aggregate number of shares of the Company’s common stock which shall be available for the grant of stock options and stock appreciation rights to any one individual under the Plan during any calendar year shall be limited to 800,000 shares. The Board may amend or terminate the Plan at any time, except that the Board may not terminate any outstanding award and except that no amendment may be made without the approval of the Company’s shareholders if (1) the effect of the amendment is to make any changes in the class of employees eligible to receive incentive stock options or increase the number of shares for which incentive stock options may be granted under the Plan or (2) if shareholder approval of the amendment is required by the rules of the NASDAQ National Market System or any stock exchange on which the common stock may then be listed or (3) for stock options, stock appreciation rights and performance awards granted under the Plan to qualify as “performance based compensation” as then defined in the regulations under Section 162(m) of the Code.

If an awardee engages in a business which is in competition with the Company or any of its subsidiaries, the Committee may immediately terminate all outstanding stock options of the awardee and declare forfeited all restricted shares of the awardee as to which the restrictions have not yet lapsed. The preceding sentence shall not apply if the exercise period of the stock option upon termination of employment has been extended or the lapse of the restrictions applicable to the restricted shares has been accelerated as a result of the occurrence of a Section 11 Event.

The Committee may establish special rules and / or sub-plans applicable to awards to participants who are foreign nationals or are employed outside of the United States.

New Plan Benefits

The actual amount of awards to be received by or allocated to participants or groups under the Plan, other than non-employee directors, is not determinable in advance because the selection of participants other than non-employee directors who receive awards under the Plan, and the size and type of awards to such individuals and groups are generally determined by the Committee in its discretion. The following table sets forth the total number of shares, on an annual basis, of common stock for which stock options will be received by or allocated to non-employee directors under the Plan:

Name and Position	Number of Options
All current directors who are not executive officers, as a group (8 persons)	104,000

The awards made under the Company’s 2000 Stock Incentive Plan to the named executive officers for the last completed fiscal year ended June 30, 2005 are shown in the tables under “Stock Options” below. The following table shows the awards granted under the Company’s 2000 Stock Incentive Plan for the last completed fiscal year ended June 30, 2005 to the groups listed below:

	2000 Stock Incentive Plan
Name and Position (As of June 30, 2005)	Number of Options	Average Exercise Price
All current executive officers as a group (9 persons)	580,000	$27.42
All current directors who are not executive officers, as a group (9 persons)	117,000	$27.59
All employees, including all current officers who are not executive officers, as a group (191 persons)	1,023,000	$26.91

Federal Income Tax Consequences

The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of awards under present law.

Incentive Stock Options.    An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee’s taxable income for alternative minimum tax purposes.

If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee’s tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a “disqualifying disposition,” the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee’s tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on whether the shares were held for more than one year. Under proposed regulations, special rules apply in determining the compensation income recognized upon a disqualifying disposition if the option price of the incentive stock option is paid with shares of the Company’s common stock. If shares of the Company’s common stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer will be considered a “disqualifying disposition” of the shares transferred, but, under proposed regulations, only compensation income determined as stated above, and no capital gain or loss, will be recognized.

Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a “disqualifying disposition.” Except as described in “Other Tax Matters” below, if an amount is treated as compensation received by an optionee because of a “disqualifying disposition,” the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

Nonstatutory Stock Options.    An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price will be treated as compensation received by the optionee in the year of exercise. If the option price of a nonstatutory stock option is paid in whole or in part with shares of the Company’s common stock, no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option.

There is no published authority directly addressing the Federal income tax consequences of certain aspects of transferring nonstatutory stock options, and the following statements of the probable tax consequences are based on the Company’s interpretation of present law. An optionee should not recognize any taxable income for Federal income tax purposes upon transfer of a nonstatutory stock option by gift. Upon the exercise of a nonstatutory stock option by the transferee, the optionee should be treated as receiving compensation, which is subject to tax withholding, even though the nonstatutory stock option is exercised by a transferee rather than an optionee.

Except as described in “Other Tax Matters” below, the Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

Stock Appreciation Rights.    An awardee will not recognize any taxable income for Federal income tax purposes upon receipt of stock appreciation rights. The value of any common stock or cash received in payment of stock appreciation rights will be treated as compensation received by the awardee in the year in which the awardee receives the common stock or cash. The Company generally will be entitled to a corresponding deduction in the same amount for compensation paid.

Restricted Shares.    An awardee of restricted shares will not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, an awardee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the awardee does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the awardee and will be taxable in the year the restrictions lapse. Except as described in “Other Tax Matters” below, the Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

Restricted Share Units.    An awardee who receives restricted share units will not recognize any taxable income for Federal income tax purposes upon receipt of the award. Any cash or shares of common stock received pursuant to the award will be treated as compensation income received by the awardee generally in the year in which the awardee receives such cash or shares of common stock. The Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

Performance Awards.    An awardee who receives a performance award will not recognize any taxable income for Federal income tax purposes upon receipt of the award. Any cash or shares of common stock received pursuant to the award will be treated as compensation income received by the awardee generally in the year in which the awardee receives such cash or shares of common stock. The Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

Other Tax Matters.    The exercise by an awardee of a stock option or stock appreciation right, the lapse of restrictions on restricted shares or restricted share units or the deemed achievement or fulfillment of performance awards following the occurrence of a Section 11 Event, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the awardee on certain payments of the Company’s common stock or cash resulting from such exercise or deemed achievement or fulfillment of performance awards or, in the case of restricted shares or restricted share units, on all or a portion of the fair market value of the shares or units on the date the restrictions lapse and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above. The Company and its subsidiaries may lose a compensation deduction, which would otherwise be allowable, for all or a part of compensation paid in the form of (i) restricted shares or restricted share units, (ii) performance awards based on performance criteria other than those specified in the Plan, (iii) other stock-based awards, or (iv) alternative stock appreciation rights granted after the grant of the related option, to any employee if, as of the close of the tax year, the employee is the Chief Executive Officer of the Company (or acts in that capacity) or is among the four highest compensated officers for that tax year (other than the Chief Executive Officer) for whom total compensation is required to be reported to shareholders under the Exchange Act, if the total compensation paid to such employee exceeds $1,000,000.

4.    OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting of Shareholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

VOTE REQUIRED

Under Delaware law, the four nominees for election as directors at the Annual Meeting of Shareholders who receive the greatest number of votes cast for the election of directors by the holders of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, will be elected as directors. The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders, a quorum being present, is necessary for ratification of the selection of Ernst & Young and for the approval of the adoption of the Respironics, Inc. 2006 Stock Incentive Plan. The aggregate number of shares for which a vote “For”, “Against” or “Abstain” is made is counted for the purpose of determining the minimum number of affirmative votes required for approval, and the total number of votes cast “For” approval is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on a matter other than election of directors by a shareholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote “Against” the matter. If a broker or similar nominee limits on a proxy card the number of shares voted on a proposal or indicates that the shares represented by a proxy card are not voted on the proposal, such broker “non-votes” will not be voted on the proposal and will not be counted in determining the number of affirmative votes required for approval.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid in fiscal years 2005, 2004, and 2003 to the Chief Executive Officer of the Company during the fiscal year ended June 30, 2005, and the four highest paid executive officers other than the Chief Executive Officer (the “named officers”) for services rendered in all capacities to the Company and its subsidiaries during the fiscal year ended June 30, 2005:

Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All other Compensation ($) (C)
					Awards		Payouts
		Salary ($) (A)	Bonus ($) (A)	Other Annual Compensation ($) (B)	Restricted Stock Awards	Securities Underlying Options/ SAR’s (#)	LTIP Payouts ($)
John L. Miclot	2005	539,038	554,400	—	—	100,000	—	82,540
President and Chief	2004	430,769	456,800	—	—	280,000	—	73,500
Executive Officer	2003	330,973	200,000	—	—	80,000	—	49,202
Craig B. Reynolds	2005	440,931	364,786	—	—	90,000	—	70,449
Executive Vice President,	2004	409,135	315,478	—	—	90,000	—	63,330
Chief Operating Officer	2003	361,924	275,000	—	—	90,000	—	57,123
Daniel J. Bevevino	2005	308,193	234,733	—	—	80,000	—	46,574
Vice President,	2004	279,692	205,560	—	—	80,000	—	42,180
Chief Financial Officer	2003	237,549	209,000	—	—	80,000	—	35,702
William J. Post (D)	2005	305,462	193,407	—	—	60,000	—	55,898
Former President	2004	287,308	171,300	—	—	100,000	—	69,166
Sleep and Home Respiratory Group	2003	270,358	155,000	—	—	100,000	—	41,956
Steven P. Fulton	2005	261,757	165,954	—	—	40,000	—	41,104
Vice President,	2004	249,595	146,085	—	—	40,000	—	39,210
General Counsel	2003	218,197	158,000	—	—	40,000	—	33,296
Geoffrey C. Waters	2005	218,571	139,410	—	—	60,000	—	34,866
President	2004	207,996	151,912	—	—	40,000	—	33,675
International Group	2003	195,382	158,869	—	—	30,000	—	31,629

(A)	This column represents base salary and includes tax deferred Section 401(k) contributions under the Company’s Retirement Savings Plan and supplemental executive retirement plan contributions.

(B)	The dollar value of perquisites and other personal benefits is required to be disclosed under this column if the amount for any named officer equals or exceeds the lesser of either $50,000 or 10% of the total annual salary and bonus. The dollar value of the perquisites and other personal benefits did not exceed the threshold amount for any of the named officers for any of the years covered in the table.

(C)	The amounts in this column for 2005 represent the following: matching contributions under the Company’s Retirement Savings Plan (Mr. Miclot, $8,290; Mr. Bevevino, $4,657; Mr. Post, $5,941; Mr. Fulton, $5,542 and Mr. Waters, $5,155); supplemental executive retirement plan contributions made on the executive officer’s behalf (Mr. Miclot, $74,250; Mr. Reynolds, $60,130; Mr. Bevevino, $41,917; Mr. Post, $41,444; Mr. Fulton, $35,562 and Mr. Waters $29,711); reimbursement of interest incurred on a loan by a commercial bank (Mr. Reynolds, $10,319); and reimbursement of relocation expenses (Mr. Post, $8,513).

(D)	Mr. Post was an executive officer of the Company until he announced his resignation on April 5, 2005. Mr. Post entered into a Separation Agreement and Complete Release with the Company, dated August 2, 2005. Pursuant to the Separation Agreement, Mr. Post will remain employed by the Company until November 1, 2005.

STOCK OPTIONS

The following table sets forth information concerning stock option grants made to the named officers during the fiscal year ended June 30, 2005. The Company has not granted any stock appreciation rights (“SAR’s”) to any of the named officers or any other officers or employees of the Company.

Name	Number of Securities Underlying Options Granted (#) (A)	% of Total Options granted to employees in fiscal year	Exercise Price per Share (B)	Expiration Date	5%	10%
John L. Miclot	100,000	6%	$26.77	August 25, 2014	$1,683,833	$4,267,138

Craig B. Reynolds	90,000	6%	$26.77	August 25, 2014	$1,515,450	$3,840,424

Daniel J. Bevevino	80,000	5%	$26.77	August 25, 2014	$1,347,066	$3,413,710

William J. Post	60,000	4%	$26.77	August 25, 2014	$1,010,300	$2,560,283

Steven P. Fulton	40,000	2%	$26.77	August 25, 2014	$673,533	$1,706,855

Geoffrey C. Waters	60,000	4%	$26.77	August 25, 2014	$1,010,300	$2,560,283

(A)	Options granted in 2005 are exercisable starting 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and an additional 25% of the option shares becoming exercisable on each successive anniversary date, with all option shares exercisable on the fourth anniversary date. Under the terms of the Company’s stock option plans, this exercise may be accelerated in certain specific situations.

(B)	Under the terms of the Company’s stock option plans, there are no provisions that permit these options to be repriced other than to reflect stock splits, stock dividends, or similar events.

The following table sets forth information concerning the stock option exercises by the named officers during the fiscal year 2005 and the unexercised stock options held at June 30, 2005 by the named officers.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Unexercised Options at June 30, 2005	Value of Unexercised In- the-Money Options at June 30, 2005 (2)
			Exercisable/Unexercisable	Exercisable/Unexercisable
John L. Miclot	120,000	$1,350,847	0 / 365,000	$0 / $4,934,050

Craig B. Reynolds	57,500	$717,081	0 / 217,500	$0 / $3,083,775

Daniel J. Bevevino	62,500	$726,187	0 / 192,500	$0 / $2,725,115

William J. Post	100,000	$1,241,125	0 / 210,000	$0 / $3,217,900

Steven P. Fulton	73,764	$1,516,423	60,000 / 160,000	$1,131,200/ $2,566,000

Geoffrey C. Waters	35,900	$491,217	25,000 / 137,500	$454,250/ $1,929,000

(1)	Represents the amount by which the fair market value of the shares acquired on exercise at the exercise date exceeded the exercise price of such shares.

(2)	Represents the amount by which the fair market value of the shares covered by the stock options on June 30, 2005 ($36.11 per share) exceeded the exercise price of such options.

The Company has not adjusted or amended the exercise price of stock options previously awarded to any of the named executive officers, whether through amendment, cancellation or replacement grants, or any other means during the 2005, 2004, or 2003 fiscal years, except to reflect the two-for-one stock split effected in the form of a 100% stock dividend that was declared on April 20, 2005 and distributed on June 1, 2005.

Information about the Company’s equity compensation plans as of October 3, 2005 is summarized in the following table:

	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	6,625,000	$24.65	616,000
Equity compensation plans not approved by security holders (a)	71,000	$11.37	—

	6,696,000	$24.51	616,000

(a)	Represents stock options that were acquired by Respironics, prior to the date of acquisition.

Employment Agreements and Other Transactions

On October 2, 2003, the Company announced that Mr. Miclot had been elected to the position of President and Chief Executive Officer of the Company, effective December 1, 2003. In connection with his election, Mr. Miclot entered into a new Employment Agreement with the Company, which was effective December 1, 2003. Under the new Employment Agreement, Mr. Miclot is employed as the President and Chief Executive Officer of the Company for a three-year term ending November 30, 2006. The term of the new Employment Agreement is automatically extended each year for one additional year absent notice by either party. The new Employment Agreement provides for a base salary of $500,000 per year (subject to annual adjustment), plus participation in the Company’s benefit and incentive plans on a basis comparable with other executives in the Company. In connection with execution of the new Employment Agreement, Mr. Miclot received a one-time grant of stock options to acquire 200,000 shares of the Company’s Common Stock effective December 1, 2003 pursuant to the Company’s 2000 Stock Incentive Plan. Prior to Mr. Miclot’s election to the position of President and Chief Executive Officer, Mr. Miclot’s employment in various Executive Vice President and Vice President positions was in accordance with the terms of an Employment Agreement that was originally effective on February 11, 1998. That agreement was effective through February 10, 2001 and automatically extended each year for an additional year, absent prior notice by either Mr. Miclot or the Company. The agreement provided for a base salary of $203,679 for Mr. Miclot (subject to annual adjustment) plus participation in the Company’s benefit and incentive plans on a basis comparable with other executives in the Company.

Effective February 11, 1998, the Company entered into Employment Agreements with Mr. Reynolds providing for his employment as Senior Vice President (now Executive Vice President and Chief Operating Officer) for a three year term ending February 10, 2001. The Agreement is automatically extended each year for an additional year, absent prior notice by either party. The Agreement provides for base salaries of $251,538 for Mr. Reynolds (subject to annual adjustment) plus participation in the Company’s benefit and incentive plans on a basis comparable with other executives in the Company. Effective August 16, 2000, Mr. Reynolds’ Employment Agreement was amended to, among other things, provide for the payment to Mr. Reynolds of an amount equal to 150% of his then current base salary upon the expiration of the Employment Agreement or the termination of the Employment Agreement by the Company or Mr. Reynolds for any reason. Such amount is generally payable over a two-year period beginning on the date of expiration or termination of the Agreement. As part of the amendment, Mr. Reynolds agreed to forego certain rights under his Employment Agreement. Mr. Reynolds is also entitled to certain benefits pursuant to a defined benefit plan that was maintained by Healthdyne. The estimated annual benefit payable to Mr. Reynolds under this plan, assuming retirement at age 65, is approximately $66,000. This benefit will be reduced by Social Security and other Company retirement benefits paid to Mr. Reynolds after retirement.

Effective September 1, 2000, the Company entered into an Employment Agreement with Mr. Bevevino providing for his employment as Vice President and Chief Financial Officer for a three year term ending August 31, 2003. The Agreement is automatically extended each year for one additional year absent prior notice by either party. The Agreement provides for a base salary for Mr. Bevevino of $178,048 per year (subject to annual adjustment), plus participation in the Company’s benefit and incentive plans on a basis comparable with other executives in the Company.

Effective October 8, 2001, the Company entered into an Employment Agreement with Mr. Post providing for his employment as Senior Vice President—Homecare. The Agreement provides for a base salary of $260,000 per year (subject to annual adjustment) plus participation in the Company’s benefit and incentive plans on a basis comparable with other executives in the Company. Effective October 21, 2002, the Company amended its Employment Agreement with Mr. Post to extend his term of employment to October 7, 2004 and to change his title to President—Homecare. The Agreement is automatically extended each year for an additional year, absent prior notice by either party.

On April 5, 2005 William J. Post announced his resignation from the position as President of the Company’s Sleep and Home Respiratory Group (formerly Homecare). Mr. Post entered into a Separation Agreement and Complete Release with the Company, dated August 2, 2005. Pursuant to the Separation Agreement, Mr. Post will remain employed by the Company through November 1, 2005 and will receive payments totaling approximately $665,000 through October 2007.

Effective September 1, 2000, the Company entered into an Employment Agreement with Mr. Fulton providing for his employment as Vice President and General Counsel for a three year term ending September 1, 2003. The Agreement is automatically extended each year for one additional year absent prior notice by either party. The Agreement provides for a base salary for Mr. Fulton of $175,744 per year (subject to annual adjustment) plus participation in the Company’s benefit and incentive plans on a basis comparable with other executives in the Company.

Effective September 1, 2000, the Company entered into an Employment Agreement with Mr. Waters providing for his employment as President—International for a three year term ending September 1, 2003. The agreement is automatically extended each year for one additional year absent prior notice by either party. The Agreement provides for a base salary of $178,048 per year (subject to annual adjustment) plus participation in the Company’s benefit and incentive plans on a basis comparable with other executives in the Company.

Executive Officers

The executive officers of the Company, other than those who also serve as directors and are described in the preceding pages, are Daniel J. Bevevino, 45, Vice President and Chief Financial Officer; Steven P. Fulton, 46, Vice President and General Counsel; Susan A. Lloyd, 56, Vice President, Respiratory Drug Delivery; Donald J. Spence, 52, President, Sleep and Home Respiratory Group; Geoffrey C. Waters, 55, President, International Group; and Derek Smith, 47, President, Hospital Group.

William J. Post, 55, former President, Sleep and Home Respiratory Group (formerly Homecare) was an executive officer of the company prior to announcing his resignation on April 5, 2005. As of June 30, 2005, Mr. Post was not an executive officer of the Company. Paul L. Woodring, 65, former President, Critical Care Group (formerly Hospital) was an executive officer of the Company until his retirement on September 12, 2005. As of June 30, 2005 Mr. Woodring was an executive officer of the Company.

Daniel J. Bevevino

Vice President and Chief Financial Officer

Mr. Bevevino joined the Company in 1988 as Manager of Cost Accounting. From 1990 to 1994 Mr. Bevevino served as Controller. In November of 1994, Mr. Bevevino was elected Chief Financial Officer and in May 1996 was also elected Vice President. Prior to his affiliation with the Company, Mr. Bevevino spent five years with Ernst & Young.

Steven P. Fulton

Vice President and General Counsel

Mr. Fulton joined the Company on a part time basis in May 1995 serving as General Counsel. In January 1996 his role was expanded to full time status. In February 1998, Mr. Fulton was appointed to the position of Vice President and General Counsel. Prior to joining the Company, Mr. Fulton was a partner in the Pittsburgh office of Reed Smith LLP, a law firm he joined in May 1984. Prior to this employment, he served briefly in an engineering capacity for Westinghouse Electric Corporation.

Susan A. Lloyd

Vice President, Respiratory Drug Delivery

Ms. Lloyd, as part of the Company’s merger with Healthdyne, joined the Company in February 1998 as Vice President—Sales and Marketing, Asthma and Allergy. In July 1999, she was named Vice President—Asthma and Allergy (which was renamed Respiratory Drug Delivery). Ms. Lloyd was employed by Becton, Dickinson and Company from 1974 through 1990, serving in a variety of sales and marketing positions, including most recently as Director of Marketing for the Becton Dickinson Acute Care Division. In 1990, she joined Healthscan Products, Inc. (“Healthscan”) as Director of Marketing. In 1994, Healthdyne acquired Healthscan and Ms. Lloyd was named Vice President, Marketing for Healthscan. In 1997, she was named Vice President, Sales and Marketing for Healthscan, a position she held until Healthdyne was merged with Respironics.

Donald J. Spence

President, Sleep and Home Respiratory Group

Mr. Spence joined the Company in April 2005. Prior to joining the Company, Mr. Spence served as Executive Vice President of GKN Automotive and from 2001 until late 2004 was President/CEO of GKN Sinter Metals; both divisions of GKN plc (“GKN”). Mr. Spence joined GKN in 1998 as Senior VP Sales and Marketing for GKN Sinter Metals. In 2001 he was promoted to President/CEO of GKN Sinter Metals. Prior to GKN plc, Mr. Spence spent 10 years with Datex-Ohmeda, Inc. in positions of increasing responsibility including Business Unit Controller, Director of Field Operations, Vice President of Global Marketing, and President of the Medical Systems Division.

Geoffrey C. Waters

President, International Group

Mr. Waters, as part of the Company’s acquisition of LIFECARE International, Inc., joined the Company in October 1996, as Vice President Customer Satisfaction. In February 1998, Mr. Waters was appointed to the position of Vice President—International Sales and Marketing. In July 1999, Mr. Waters was named Vice President—International and was named President—International in May 2000. Prior to joining the Company, Mr. Waters was employed in various capacities by LIFECARE International, Inc. from 1984 to 1996. His last position with LIFECARE was President and Chief Operating Officer.

Derek Smith

President, Hospital Group

Mr. Smith joined the company in August 2005. Most recently, Mr. Smith served as Senior Vice President of Operations and Technology Development for McKesson Health Solutions (“McKesson”). In 1999, Mr. Smith joined McKesson’s Access Health business unit where he served as Senior Vice President and General Manager. Prior to McKesson, Mr. Smith spent 15 years with Datex-Ohmeda, Inc. in positions of increasing responsibility including several general management assignments, focusing on patient monitoring and critical care ventilation.

Compensation and Human Resource Committee Interlocks and Insider Participation

The SEC’s rules relating to the disclosure of executive compensation require that this Proxy Statement include certain information about “insider” participation on compensation committees and about specific kinds of “interlocking” relationships between the compensation committees of different companies, under the foregoing caption. All members of the Compensation and Human Resource Committee are independent directors, and no such interlocking relationships exist.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the NASD National Market System initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

All Forms 3, 4 and 5 have been filed within the guidelines of the SEC during fiscal year 2005 with the following exceptions: Messrs. Liken, McGinnis and Post each had one late filing, all of which related to their participation in the Company’s Employee Stock Purchase Program and Mr. Spence had one late filing related to his initial stock option grant from the Company’s 2000 Stock Incentive Plan. In making this disclosure, the Company has relied solely on the written representation of its directors and officers and copies of the reports that they have filed with the SEC.

PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total returns for the Company, the NASDAQ Market Index, and the S&P 500 Healthcare Equipment and Supplies Index. The graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 at June 30, 2000, and that all dividends were reinvested.

	Fiscal Year Ended June 30,
	2000	2001	2002	2003	2004	2005
Respironics, Inc.	$100.00	$165.33	$189.17	$206.83	$326.39	$401.22
NASDAQ Index	$100.00	$54.30	$36.99	$41.07	$51.76	$51.99
S&P 500 Healthcare Equipment & Supplies Index	$100.00	$96.70	$94.54	$110.27	$144.03	$139.98

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy solicitation material, proxies may be solicited personally, or by telephone, facsimile or other electronic means, by employees of the Company and its subsidiaries who will receive no additional compensation for such services. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in the sending of proxy solicitation material and the 2005 Annual Report to beneficial owners of stock held in their names.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, CURRENT REPORTS ON FORM 8-K, AND ALL AMENDMENTS TO THESE REPORTS FILED WITH THE SEC ARE AVAILABLE ON OR THROUGH THE COMPANY’S WEBSITE WITHOUT CHARGE AS SOON AS REASONABLY PRACTICABLE AFTER SUCH MATERIAL IS ELECTRONICALLY FILED WITH OR FURNISHED TO THE SEC. COPIES ARE ALSO AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO DORITA A. PISHKO, CORPORATE SECRETARY, RESPIRONICS, INC., 1010 MURRY RIDGE LANE, MURRYSVILLE, PENNSYLVANIA 15668-8525.

Dorita A. Pishko

Corporate Secretary

October 13, 2005

EXHIBIT A

RESPIRONICS, INC.

2006 STOCK INCENTIVE PLAN

The purposes of the 2006 Stock Incentive Plan (the “Plan”) are to encourage eligible individuals to increase their efforts to make Respironics, Inc. (the “Corporation”) and its Subsidiaries more successful, to provide an additional inducement for such individuals to remain with the Corporation or a Subsidiary, to reward such individuals by providing an opportunity to acquire shares of the Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”) on favorable terms and to provide a means through which the Corporation may attract able persons to enter the service of the Corporation or one of its Subsidiaries as employees, consultants or directors. For the purposes of the Plan, the term “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 1    ADMINISTRATION

The Plan shall be administered by a Committee (the “Committee”) appointed by the Board of Directors of the Corporation (the “Board”) and consisting of not less than two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be (1) a “non-employee director” as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule, (2) an “outside director” as then defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision and (3) an “independent” director under the rules of the NASDAQ National Market System. Notwithstanding the foregoing, unless otherwise determined by the Board, the Board shall administer the Plan, and otherwise exercise the same authority as the Committee, with respect to grants to members of the Board who are not employees of the Corporation or any Subsidiary (“Non-Employee Directors”).

The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Corporation, Subsidiaries, Participants and any person claiming any rights under the Plan from or through any Participants. The Committee may delegate to officers, managers and/or agents of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative and other functions under the Plan.

SECTION 2    ELIGIBILITY

Those employees of the Corporation or any Subsidiary who share responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary shall be eligible to be granted stock options and stock appreciation rights and to receive restricted shares, restricted share units, performance awards and other stock-based awards as described herein. Non-Employee Directors shall be eligible to be granted nonstatutory stock options, as described herein. Consultants of the Corporation or any Subsidiary shall be eligible to be granted nonstatutory stock options and stock appreciation rights, and to receive restricted shares, restricted share units, performance awards and other stock-based awards as described herein. Eligible employees, Non-Employee Directors and consultants are collectively referred to herein as “Participants”.

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Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant stock options and stock appreciation rights and to award restricted shares, restricted share units, performance awards, and other stock-based awards as described herein and to determine the Participants to whom any such grant shall be made and the number of shares to be covered thereby. In determining the eligibility of any Participant, as well as in determining the number of shares or value covered by each grant of a stock option, stock appreciation right, restricted share award, restricted share unit, performance award, or other stock-based award and whether stock appreciation rights shall be granted in conjunction with a stock option or on a stand-alone basis, the Committee shall consider the position and the responsibilities of the Participant being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant. Notwithstanding any other provision contained in the Plan except for Section 5(H)(ix) and Sections 11(A)(5)(b) and (c), with regard to Non-Employee Directors, the selection of those Non-Employee Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as hereinafter provided, and the Committee and the Board shall have no discretion as to such matters.

SECTION 3    SHARES AVAILABLE UNDER THE PLAN

The aggregate net number of shares of Common Stock which may be issued and as to which grants of stock options, stock appreciation rights, restricted shares, restricted share units, performance awards and other stock-based awards may be made under the Plan is 5,019,000 shares, subject to adjustment and substitution as set forth in Section 10, all of which may be granted as incentive stock options. Notwithstanding the foregoing sentence, the maximum aggregate number of shares of the Common Stock which may be issued in connection with any grants of restricted shares, restricted share units, performance awards and other stock-based awards pursuant to which the Participant does not pay the fair market value for such share of Common Stock, measured as of the grant date, is 1,250,000 shares. For purposes of this Section 3, the number of shares of Common Stock to which an award relates shall be counted against the number of shares of Common Stock available under the Plan at the time of grant of the award, unless such number of shares of Common Stock cannot be determined at that time, in which case the number of shares of Common Stock actually distributed pursuant to the award shall be counted against the number of shares of Common Stock available under the Plan at the time of distribution.

If any award under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, or if shares of Common Stock pursuant to an award are forfeited pursuant to restrictions applicable to the award, or if payment is made to the Participant in the form of cash, cash equivalents or other property other than shares of Common Stock, the number of shares subject thereto shall again be available for purposes of the Plan. If the exercise price of an award is paid by delivering to the Corporation shares of Common Stock previously owned by the Participant or if shares of Common Stock are delivered or withheld for purposes of satisfying a tax withholding obligation, the number of shares covered by the award equal to the number of shares so delivered or withheld shall, however, be counted against the number of shares of Common Stock granted and shall not again be available for awards under the Plan. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board.

The maximum aggregate number of shares of Common Stock which shall be available for the grant of stock options and stock appreciation rights to any one individual under the Plan during any calendar year shall be limited to 800,000 shares. In any one calendar year during a particular Performance Period, as hereinafter defined, the maximum amount which may be earned by any single Participant under performance awards granted under the Plan for that calendar year of the Performance Period shall be limited to (i) 100,000 shares of Common Stock in the case of performance awards payable in shares of Common Stock and (ii) $3,000,000 in the case of performance awards payable in cash or property (other than shares of Common Stock). In the case of multi-year Performance Periods, the amount which is earned in any one calendar year of the Performance Period is the amount paid for the Performance Period divided by the number of calendar years in the period. In applying this

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limit, the number of shares of Common Stock or the amount earned by a Participant shall be measured as of the close of the applicable calendar year which ends the Performance Period, regardless of the fact that certification by the Committee and actual payment to the Participant may occur in a subsequent calendar year or years. The limitation in this paragraph shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

SECTION 4    GRANT OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS, RESTRICTED SHARE AWARDS, RESTRICTED SHARE UNIT AWARDS, PERFORMANCE AWARDS AND OTHER STOCK-BASED AWARDS

The Committee shall have authority, in its discretion, (a) to grant “incentive stock options” pursuant to Section 422 of the Code, (b) to grant “nonstatutory stock options” (i.e., stock options which do not qualify under Sections 422 or 423 of the Code), (c) to award restricted shares, (d) to award restricted share units, (e) to grant performance awards, (f) to grant other stock-based awards, (g) to grant alternative stock appreciation rights in conjunction with incentive stock options or nonstatutory stock options with the effect provided in Section 5(E) and (h) to grant stock appreciation rights on a stand-alone basis with the effect provided in Section 5(F). Alternative stock appreciation rights granted in conjunction with a stock option may only be granted at the time the stock option is granted. Awards may be granted in tandem or on a stand-alone basis, except for tandem grants as may be prohibited under the Code with respect to incentive stock options.

Notwithstanding any other provision contained in the Plan or in any stock option agreement, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 4, the aggregate fair market value, determined as provided in Section 5(J) on the date of grant, of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more of such incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any stock option agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such incentive stock options are thereby converted in whole or in part to nonstatutory stock options.

SECTION 5    TERMS AND CONDITIONS OF STOCK OPTIONS, ALTERNATIVE STOCK APPRECIATION RIGHTS AND STAND-ALONE STOCK APPRECIATION RIGHTS

Stock options, alternative stock appreciation rights and stand-alone stock appreciation rights granted under the Plan shall be subject to the following terms and conditions:

(A) Purchase Price.    The purchase price at which each stock option may be exercised (the “option price”) shall be such price as the Committee, in its discretion, shall determine but shall not be less than one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant, except that in the case of an incentive stock option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary (a “Ten Percent Employee”), the option price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this Section 5(A), an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of

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such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary. The purchase price of any stock option may not be reduced after grant, whether through amendment, cancellation, replacement or otherwise.

(B) Form of Payment.    The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may (if authorized by the Committee at the time of grant in the case of an incentive stock option, or at any time in the case of a nonstatutory stock option) pay the option price in whole or in part by delivering to the Corporation shares of Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in Section 5(J), equal to the option price for the shares being purchased; except that any portion of the option price representing a fraction of a share shall in any event be paid in cash, and delivered shares may be subject to terms and conditions imposed by the Committee. Delivery of shares of Common Stock in payment of the exercise price of a stock option, if authorized by the Committee, may be accomplished through the effective transfer to the Corporation of shares of Common Stock held through a broker or other agent. If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Corporation will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program. Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of Common Stock will be issued until the Corporation has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised.

(C) Exercisability.    Subject to Section 11(B), a stock option granted to an employee or a consultant shall become exercisable at such time or times and/or upon the occurrence of such event or events as may be determined by the Committee. Unless otherwise determined by the Committee and reflected in the stock option agreement with an employee or a consultant, a stock option shall be exercisable from its date of grant. No stock option shall be exercisable after the expiration of ten years (five years in the case of an incentive stock option granted to a Ten Percent Employee) from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

(D) Non-Employee Director Grants.    On the first business day following the date an individual, who was not immediately preceding such date a member of the Board, becomes a Non-Employee Director, such Non-Employee Director shall automatically and without further action by the Board or the Committee be granted a nonstatutory stock option to purchase 20,000 shares of Common Stock, subject to adjustment and substitution as set forth in Section 10. On the third business day following the day of each annual meeting of the shareholders of the Corporation, each Non-Employee Director shall automatically and without further action by the Board or the Committee be granted a nonstatutory stock option to purchase 13,000 shares of Common Stock, subject to adjustment and substitution as set forth in Section 10. If the number of shares remaining available for the grant of stock options under the Plan is not sufficient for each Non-Employee Director to be granted an option for 13,000 shares (or the number of adjusted or substituted shares pursuant to Section 10), then each Non-Employee Director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of a share. Subject to Section 11(B) and Section 5(H), no stock option granted to a Non-Employee Director shall be exercisable by a grantee until the first anniversary of the grant thereof, at which time it shall become exercisable for 25% of the shares covered thereby and shall thereafter be exercisable for an additional 25% of the shares covered thereby on the second anniversary of the grant thereof and shall thereafter be exercisable for the remaining 50% of the shares covered thereby on the third

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anniversary of the grant thereof, such limitations being calculated, in the case of any resulting fraction, to the nearest lower whole number of shares. Subject to Section 5(H) providing for earlier termination of a stock option, any stock option granted to a Non-Employee Director and not exercised in the year eligible shall continue to be exercisable thereafter until the end of the term of such stock option.

Notwithstanding the foregoing provisions of this Section 5(D), a Non-Employee Director shall not be granted a nonstatutory stock option pursuant to this Plan in any year in which the Non-Employee Director has been granted a nonstatutory stock option pursuant to the Corporation’s 2000 Stock Incentive Plan (the “2000 Plan”) in the same year; provided that, in the event that the number of shares covered by the option granted to such Non-Employee Director under the 2000 Plan for such year was less than the number of shares of Common Stock set forth in the preceding paragraph, then such Non-Employee Director shall be granted a nonstatutory stock option pursuant to this Plan for the amount of any such deficiency.

(E) Alternative Stock Appreciation Rights.    Stock appreciation rights may be granted in conjunction with a stock option and shall entitle the person exercising the stock appreciation rights to surrender the related stock option, or any portion thereof, and to receive from the Corporation in exchange therefore that number of shares of the Common Stock having an aggregate fair market value on the date of exercise of the stock appreciation rights equal to the excess of the fair market value of one share of the Common Stock on such date of exercise over the option price per share times the number of shares covered by the related stock option, or portion thereof, which is surrendered. The Committee shall have the authority, in its discretion, to determine that the obligation of the Corporation shall be paid in cash or part in cash and part in shares of the Common Stock. Stock appreciation rights shall be exercisable to the extent that the related stock option is exercisable and only by the same person who is entitled to exercise the related stock option; provided, however, that stock appreciation rights granted in conjunction with an incentive stock option shall not be exercisable unless the then fair market value of the Common Stock exceeds the option price of the shares subject to the incentive stock option. Cash may be paid in lieu of any fractional shares. The date of exercise of stock appreciation rights shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock appreciation rights shall be considered for all purposes to be the owner of the shares to be received. To the extent that a stock option, as to which stock appreciation rights have been granted is exercised, canceled, terminates or expires, the stock appreciation rights shall be canceled.

(F) Stand-Alone Stock Appreciation Rights.    Stand-alone stock appreciation rights shall entitle the Participant to receive from the Corporation in exchange therefore that number of shares of the Common Stock having an aggregate fair market value on the date of exercise of the stand-alone stock appreciation rights equal to the excess of the fair market value of one share of the Common Stock on such date of exercise over the grant price per share of such stand-alone stock appreciation right, which may not be less than 100% of the fair market value per share of the Common Stock on the date of grant of such stock appreciation right, times the number of shares covered by the stand-alone stock appreciation right, or portion thereof, which is exercised. The Committee shall have the authority, in its discretion, to determine that the obligation of the Corporation shall be paid in cash or part in cash and part in shares of the Common Stock. The date of exercise of stand-alone stock appreciation rights shall be determined under procedures established by the Committee. The term of any stand-alone stock appreciation right may not exceed ten years and the exercise price may not be reduced after grant, whether through amendment, cancellation, replacement or otherwise.

(G) Non-Transferability.    No incentive stock option and, except to the extent otherwise determined by the Committee and reflected in the stock option agreement or an amendment thereto, no nonstatutory stock option shall be transferable by the grantee otherwise than by Will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All incentive stock options and, except to the extent otherwise determined by the Committee and reflected in the stock option agreement or an amendment thereto, all nonstatutory stock options shall be exercisable during the lifetime of the grantee only by the grantee. Stock appreciation rights are non-transferable.

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(H) Post-termination Exercise Periods.    Subject to the provisions of Section 4 in the case of incentive stock options, unless the Committee, in its discretion, shall otherwise determine in the case of grants of stock options or stand-alone stock appreciation rights to employees and consultants:

(i) Employee/Consultant; Voluntary termination with consent, Involuntary termination without cause, Retirement.    If the employment or consulting relationship of a grantee who is not disabled within the meaning of Section 422(c)(6) of the Code (a “Disabled Grantee”) is voluntarily terminated with the consent of the Corporation or a Subsidiary or is involuntarily terminated other than for “cause” as determined by the Committee or a grantee who is an employee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding stock option or stand-alone stock appreciation right held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to the termination of employment or consulting relationship) at any time prior to the expiration date of such stock option or stand-alone stock appreciation right or within three months after the date of termination of employment or consulting relationship, whichever is the shorter period;

(ii) Non-Employee Director; Termination other than resignation, removal for cause or death.    If a grantee ceases to be a Non-Employee Director of the Corporation for any reason other than resignation, removal for cause or death, any then outstanding nonstatutory stock option of such grantee (whether or not then held by the grantee) shall be exercisable (but only to the extent exercisable by the grantee immediately prior to ceasing to be a Non-Employee Director) at any time prior to the expiration date of such stock option or within four years after the date the grantee ceases to be a Non-Employee Director, whichever is the shorter period;

(iii) Employee/Consultant; Disabled.    If the employment or consulting relationship of a grantee who is a Disabled Grantee is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding stock option or stand-alone stock appreciation right of such grantee (whether or not then held by the grantee) shall be exercisable in full (whether or not so exercisable immediately prior to the grantee’s termination of employment or the consulting relationship) at any time prior to the expiration date of such stock option or stand-alone stock appreciation right or within one year after the date of termination of service, whichever is the shorter period;

(iv) Employee/Consultant; Death during employment or service.    Following the death of a grantee during employment or a consulting relationship, any stock option or stand-alone stock appreciation right of the grantee outstanding at the time of death shall be exercisable in full (whether or not so exercisable immediately prior to the death of the grantee) by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or stand-alone stock appreciation right or shall die intestate, by the legal representative of the grantee (or, in the case of a nonstatutory stock option, if permitted under the stock option agreement, by the grantee’s inter vivos transferee) at any time prior to the expiration date of such stock option or stand-alone stock appreciation right or within one year after the date of death, whichever is the shorter period;

(v) Non-Employee Director; Death during service.    Following the death of a grantee during service as a Non-Employee Director, any stock option of the grantee outstanding at the time of death shall be exercisable in full (whether or not so exercisable immediately prior to the death of the grantee) by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee (or, if permitted under the stock option agreement, by the grantee’s inter vivos transferee) at any time prior to the expiration date of such stock option or within two years after the date of death, whichever is the shorter period;

(vi) Employee/Consultant/Non-Employee Director; Death after termination of employment or service.    Following the death of a grantee after termination of employment or a consulting relationship or after ceasing to be a Non-Employee Director and during a period when a stock option or stand-alone

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stock appreciation right is exercisable, any stock option or stand-alone stock appreciation right of the grantee outstanding at the time of death shall be exercisable (but only to the extent the stock option or stand-alone stock appreciation right was exercisable immediately prior to the death of the grantee) by such person entitled to do so under the Will of the grantee or by such legal representative (or, in the case of a nonstatutory stock option, by such inter vivos transferee) at any time prior to the expiration date of such stock option or stand-alone stock appreciation right or within one year after the date of death, whichever is the shorter period;

(vii) Employee; Other termination.    Unless the exercise period of a stock option following termination of employment has been extended as provided in Section 11(C), if the employment of a grantee terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, involuntary termination other than for “cause”, retirement under any retirement plan of the Corporation or a Subsidiary or death, all stock options and stand-alone stock appreciation rights of the grantee outstanding at the time of such termination of employment (whether or not then held by the grantee) shall automatically terminate;

(viii) Consultant; Other termination.    If the consulting relationship of a grantee terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, involuntary termination other than for “cause”, or death, all stock options and stand-alone stock appreciation rights of the grantee outstanding at the time of such termination (whether or not then held by the grantee) shall automatically terminate; and

(ix) Non-Employee Director; Resignation, Removal for cause.    Unless otherwise determined by the Board in the case of a resignation, if during his or her term of office as a Non-Employee Director a grantee resigns from the Board or is removed from office for cause, any outstanding stock option of the grantee (whether or not then held by the grantee) which is not exercisable by the grantee immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding stock option of the grantee (whether of not then held by the grantee) which is exercisable by the grantee immediately prior to resignation or removal shall be exercisable by the grantee (or, if permitted under the stock option agreement, by the grantee’s inter vivos transferee) at any time prior to the expiration date of such stock option or within 90 days after the date of resignation or removal, whichever is the shorter period.

Whether termination of employment or consulting relationship is a voluntary termination with the consent of the Corporation, an involuntary termination with or without cause and whether a grantee is a Disabled Grantee shall be determined, in each case, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding. Retention by the Corporation of a consultant shall terminate when the consultant is notified in writing by the Corporation of the termination of his retention as a consultant.

If a grantee of a stock option or stock appreciation right engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment or service as a Non-Employee Director) which is in competition with the Corporation or any of its Subsidiaries, the Committee may immediately terminate all outstanding stock options and stock appreciation rights of the grantee (whether or not such stock options and stock appreciation rights are then held by the grantee); provided, however, that this sentence shall not apply if the exercise period of a stock option and/or stock appreciation right following termination of employment has been extended as provided in Section 11(C). Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries shall also be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

(I) Agreement.    All stock options and stock appreciation rights shall be confirmed by an agreement, or an amendment thereto, which shall be executed by the Corporation and the grantee.

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(J) Fair Market Value.    For all purposes under the Plan, fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use (“NASDAQ”). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 5(J). If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 5(J) on the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

(K) Conditions.    The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Subject to the foregoing provisions of this Section and the other provisions of the Plan, any stock option or stock appreciation right granted under the Plan to employees or consultants may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 5(I), or an amendment thereto.

SECTION 6    TERMS AND CONDITIONS OF RESTRICTED SHARES

Restricted share awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber such shares while such shares are subject to other restrictions imposed under this Section 6, and time and/or performance-based restrictions), the duration of such restrictions, the events (which may, in the discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the restricted shares in whole or in part and such other terms and conditions as the Committee in its discretion deems appropriate. Restricted share awards shall be effective only upon execution of the applicable restricted share agreement by the Corporation and the grantee. The restriction period applicable to restricted shares shall, in the

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case of a time-based restriction, be not less than three years, with ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year.

Following a restricted share award and prior to the lapse or termination of the applicable restrictions, the Committee may deposit share certificates for such restricted shares in escrow. Upon the lapse or termination of the applicable restrictions (and not before such time), the grantee shall be issued or transferred share certificates for the restricted shares. From the date a restricted share award is effective, the grantee shall be a shareholder with respect to all the shares represented by such certificates and, unless otherwise determined by the Committee in its discretion, shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

If an awardee of restricted shares engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Corporation or any of its Subsidiaries, the Committee may immediately declare forfeited all restricted shares held by the grantee as to which the restrictions have not yet lapsed; provided, however, that this sentence shall not apply if the lapse of the restrictions applicable to the restricted shares has been accelerated as provided in Section 11(D). Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its subsidiaries shall also be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

SECTION 7    TERMS AND CONDITIONS OF RESTRICTED SHARE UNITS

Restricted share units shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall state the number of units awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber such units while such units are subject to other restrictions imposed under this Section 7 and/or time and performance-based restrictions), the duration of such restrictions, the events (which may, in the discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the restricted share units in whole or in part and such other terms and conditions as the Committee, in its discretion, deems appropriate. Restricted share unit awards shall be effective only upon execution of the applicable restricted share unit agreement by the Corporation and the grantee.

Unless otherwise determined by the Committee, each award of restricted share units shall be made on the following terms and conditions, in addition to such other terms, conditions, limitations and restrictions as the Committee, in its discretion, may determine to prescribe:

(A) Payment Date.    Except as provided in Section 11(D), the date on which each restricted share unit shall vest and become payable shall be the earlier of:

(i) The third anniversary of the date of the restricted share unit award; or

(ii) The date of termination of the awardee’s employment or consulting relationship with the Corporation or a Subsidiary if, and only if, such termination is by reason of the awardee’s death or disability, as disability is determined under Section 409A of the Code.

Within two and one-half months following the end of the calendar year in which vesting occurs, the Corporation shall either pay to the awardee or his estate in cash an amount equal to the number of restricted share units vested multiplied by the fair market value of a share of the Common Stock on such date or, if so elected by an awardee prior to the time of the award in a manner consistent with Section 409A of the Code, cause such amount to be credited to the awardee’s account under the Corporation’s deferred compensation plan. Notwithstanding the foregoing sentence, the Committee shall have the authority, in its discretion, to determine that the obligation of the Corporation shall be paid in shares of Common Stock or part in cash and part in shares of Common Stock.

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(B) Forfeiture.    Upon the effective date of a termination of the awardee’s employment or consulting relationship with the Corporation and its Subsidiaries for any reason not specified in Section 7(A) (ii), all restricted share units shall immediately be forfeited to the Corporation with consideration or further action being required of the Corporation.

(C) Dividend Equivalents.    If an award of restricted share units is outstanding as of the record date for determination of the shareholders of the Corporation entitled to receive a cash dividend on its outstanding shares of Common Stock, unless otherwise determined by the Committee, the Corporation or a Subsidiary shall pay to the awardee on or as promptly as practicable following the payment date thereof an amount in cash equal to the per share amount of such dividend multiplied by the number of restricted share units held by the awardee.

SECTION 8    TERMS AND CONDITIONS OF PERFORMANCE AWARDS

The Committee is authorized to grant performance awards to Participants on the following terms and conditions:

(A) Right to Payment.    A performance award shall represent a right to receive shares of Common Stock, cash, other property or any combination thereof based on the achievement, or the level of achievement, during a specified Performance Period of one or more Performance Goals established by the Committee at the time of the award.

(B) Terms of Performance Awards.    At the time a performance award is granted, the Committee shall cause to be set forth in the award agreement or otherwise in writing (1) the Performance Goals applicable to the award and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the amount which may be earned by the Participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined and (3) such other terms and conditions applicable to the award as the Committee may, in its discretion, determine to include therein. The terms so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance. The Committee may retain the discretion to reduce (but not to increase) the amount of a performance award which will be earned based on the achievement of Performance Goals. When the Performance Goals are established, the Committee shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals. The Committee may determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational items or extraordinary items as defined by generally accepted accounting principles shall be excluded from the calculation to the extent permitted in Section 162(m) of the Code.

(C) Performance Goals.    “Performance Goals” shall mean one or more preestablished, objective measures of performance during a specified “Performance Period”, selected by the Committee in its discretion. Performance Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: earnings per share, earnings per share growth, net income, net income growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (including EBITDA and EBIT), cash flow, operating cash flow, share price, economic value added, gross margin, operating income, market share or total shareholder return. Performance Goals based on such performance measures may be based either on the performance of the Company, a Subsidiary or Subsidiaries, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Committee at the time of making a performance award. The Committee may in its discretion also determine to use other objective performance measures as Performance Goals and/

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or other terms and conditions even if such performance award would not qualify under Section 162(m) of the Code, provided that the Committee identifies the performance award as non-qualifying at the time of award.

(D) Committee Certification.    Following completion of the applicable Performance Period, and prior to any payment of a performance award to the Participant, the Committee shall determine in accordance with the terms of the performance award and shall certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification. Performance awards are not intended to provide for the deferral of compensation, such that payment of performance awards shall be paid within two and one-half months following the end of the calendar year in which the Performance Period ends or such other time period if and to the extent as may be required to avoid characterization of such awards as deferred compensation.

SECTION 9    OTHER STOCK-BASED AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant to Participants, in lieu of salary or cash bonus, such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares awarded which are not subject to any restrictions or conditions, convertible securities, exchangeable securities or other rights convertible or exchangeable into shares of Common Stock, as the Committee in its discretion may determine. In the discretion of the Committee, such other stock-based awards, including shares of Common Stock, or other types of awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Corporation or a Subsidiary under, other compensation or incentive plans, programs or arrangements of the Corporation or any Subsidiary for eligible Participants.

The Committee shall determine the terms and conditions of other stock-based awards. Shares of Common Stock or securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, shares of Common Stock, or other property or any combination thereof, as the Committee shall determine, but the value of such consideration shall not be less than the fair market value of such shares of Common Stock or other securities on the date of grant of such purchase right. Delivery of shares of Common Stock or other securities in payment of a purchase right, if authorized by the Committee, may be accomplished through the effective transfer to the Corporation of shares of Common Stock or other securities held by a broker or other agent. Unless otherwise determined by the Committee, the Corporation will also cooperate with any person exercising a purchase right who participates in a cashless exercise program of a broker or other agent under which all or part of the shares of Common Stock or securities received upon exercise of a purchase right are sold through the broker or other agent, or under which the broker or other agent makes a loan to such person, for the purpose of paying the exercise price of a purchase right. Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the purchase right shall not be deemed to occur, and no shares of Common Stock or other securities will be issued by the Corporation upon exercise of a purchase right, until the Corporation has received payment in full of the exercise price.

SECTION 10    ADJUSTMENT AND SUBSTITUTION OF SHARES

If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding stock options, stock appreciation rights, restricted share units, performance awards, or other stock-based awards, the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding stock options, stock appreciation rights, restricted share units, performance awards, or other stock-based awards, the maximum number of shares as to which stock options, stock appreciation rights or performance awards may be granted and

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as to which shares may be awarded during any calendar year under Section 3, including any sub-limit contained within Section 3, and the number of shares to be issued pursuant to stock options to Non-Employee Directors as provided in Section 5(D), shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. Shares of Common Stock so distributed with respect to any restricted shares held in escrow shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares on which they were distributed.

If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding stock option, stock appreciation right, restricted share unit, performance award or other stock-based award and for each share of Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, stock appreciation right, restricted share unit, performance award or other stock-based award, the number and kind of shares of stock or other securities (and in the case of outstanding options, stock appreciation rights, restricted share units, performance awards or other stock-based awards, the cash or other property) into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any restricted shares held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares in respect of which such stock, securities, cash or other property was issued or distributed.

In case of any adjustment or substitution as provided for in this Section 10, the aggregate option or exercise price for all shares subject to each then outstanding stock option, stock appreciation right, restricted share unit, performance award or other stock-based award prior to such adjustment or substitution shall be the aggregate option or exercise price for all shares of stock or other securities (including any fraction), cash or other property to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option or exercise price per share or other unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Stock, (a) the Committee shall make any adjustments to any then outstanding stock option, stock appreciation right, restricted share unit, performance award or other stock-based award which it determines are equitably required to prevent dilution or enlargement of the rights of optionees and awardees which would otherwise result from any such transaction, and (b) unless otherwise determined by the Committee in its discretion, any stock, securities, cash or other property distributed with respect to any restricted shares held in escrow or for which any restricted shares held in escrow shall be exchanged in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares in respect of which such stock, securities, cash or other property was distributed or exchanged.

No adjustment or substitution provided for in this Section 10 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of restricted shares held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional shares created by an adjustment or substitution of shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional share shall be subject to restrictions similar to those applicable to the restricted shares exchanged therefore.

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If any such adjustment or substitution provided for in this Section 10 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

In the case of an adjustment in the number of shares of Common Stock set forth in Section 5(D) of the Plan on account of a dividend or other distribution declared upon the Common Stock payable in shares of the Common Stock, the adjustment provided for in the first paragraph of this Section 10 may not be given any or only limited effect with respect to awards subsequent to the date of the adjustment if the Board should determine at the time of such dividend or other distribution that no or a specified limited adjustment would be more appropriate for purposes of the Plan. Similarly, the adjustment provided for in the second paragraph of this Section 10 may be given a specified limited effect if the Board should determine at the time of the transaction otherwise occasioning such adjustment such limited effect would be more appropriate for purposes of the Plan.

SECTION 11    ADDITIONAL RIGHTS IN CERTAIN EVENTS

(A)    Definitions.

For purposes of this Section 11, the following terms shall have the following meanings:

(1)    The term “Person” shall be used as that term is used in Sections 13(d) and 14(d) of the Exchange Act.

(2)    Beneficial Ownership shall be determined as provided in Rule 13d-3 under the Exchange Act as in effect on the effective date of the Plan.

(3)    “Voting Shares” shall mean all securities of a company entitling the holders thereof to vote in an annual election of Directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote); and a specified percentage of “Voting Power” of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).

(4)    “Tender Offer” shall mean a tender offer or exchange offer to acquire securities of the Corporation (other than such an offer made by the Corporation or any Subsidiary), whether or not such offer is approved or opposed by the Board.

(5)    “Section 11 Event” shall mean the date upon which any of the following events occurs:

(a)    The Corporation acquires actual knowledge that any Person other than the Corporation, a Subsidiary or any employee benefit plan(s) sponsored by the Corporation has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 20% or more of the Voting Power of the Corporation;

(b)    The occurrence of the date provided for in action by the Board or the Committee, if any, to accelerate the exercise date of stock options and stock appreciation rights and/or to release restrictions on restricted shares and restricted share units with respect to any award, and/or to deem fulfillment of performance goals applicable to performance awards following the making of a Tender Offer to acquire securities of the Corporation entitling the holders thereof to 20% or more of the Voting Power of the Corporation; or

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(c)    The occurrence of the date provided for in action by the Board or the Committee, if any, to accelerate the exercise date of stock options and stock appreciation rights and/or to release restrictions on restricted shares and restricted share units with respect to any award, and/or to deem fulfillment of performance goals applicable to performance awards following the making of a solicitation subject to Rule 14a-11 under the Exchange Act (or any successor Rule) relating to the election or removal of 50% or more of the members of any class of the Board by any person other than the Corporation; or

(d)    The shareholders of the Corporation shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the shareholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Corporation immediately prior to the transaction;

provided, however, that (i) if securities beneficially owned by a grantee are included in determining the Beneficial Ownership of a Person referred to in paragraph 5(a), (ii) a grantee is required to be named pursuant Item 2 of the Schedule 14D-1 (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in paragraph 5(b) or (iii) if a grantee is a “participant” as defined in 14a-11 under the Exchange Act (or any successor Rule) in a solicitation (other than a solicitation by the Corporation) referred to in paragraph 5(c), then no Section 11 Event with respect to such grantee shall be deemed to have occurred by reason of such event.

(B)    Acceleration of the Exercise Date of Stock Options, Stock Appreciation Rights and other purchase rights.

Subject to the provisions of Section 4 in the case of incentive stock options, unless the agreement referred to in Section 5(I), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan except for Section 11(F), in case any “Section 11 Event” occurs all outstanding stock options, stock appreciation rights and other awards pursuant to which the Participant may have exercise rights which are restricted or limited (other than those held by a person referred to in the proviso to Section 11(A)(5)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

(C)    Exercise Period of Stock Options, Stock Appreciation Rights and other purchase rights.

Subject to the provisions of Section 4 in the case of incentive stock options and to the extent any stock options, stock appreciation rights or other purchase rights are exercisable on the date of the grantee’s termination of employment, unless the agreement referred to in Section 5(I), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan except for Section 11(F), all stock options, stock appreciation rights or other purchase rights held by a grantee (other than a grantee referred to in the proviso to Section 11(A)(5)) whose employment with the Corporation or a Subsidiary terminates within one year of any Section 11 Event for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death shall be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option, stock appreciation rights or other purchase rights.

(D)    Lapse of Restrictions on Restricted Share Awards and Restricted Share Unit Awards.

If any “Section 11 Event” occurs prior to the scheduled lapse of all restrictions applicable to restricted share awards and restricted share unit awards under the Plan (other than those held by a person referred to in the proviso to Section 11(A)(5)), then unless the agreement referred to in either Section 6 or Section 7, or an amendment thereto, shall otherwise provide, all such restrictions shall lapse upon the occurrence of any such “Section 11 Event” regardless of the scheduled lapse of such restrictions.

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(E)    Deemed Achievement of Performance Goals.

If any “Section 11 Event” occurs prior to the end of any Performance Period, all performance criteria and other conditions to payment of performance and other awards under which payments of cash, shares of Common Stock or other property are subject to performance conditions shall be deemed to be achieved or fulfilled and shall be waived by the Corporation.

(F)    Limitation.

Notwithstanding the foregoing Sections 11(B), (C), (D) and (E), the Committee may condition the acceleration, extension of exercise period, lapse of restrictions and/or deemed achievement of performance goals upon the occurrence of a change in ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation as determined under Section 409A of the Code.

SECTION 12    EFFECT OF THE PLAN ON THE RIGHTS OF PARTICIPANTS AND THE CORPORATION

Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee, consultant or Non-Employee Director any right to be granted a stock option or stock appreciation right or to be awarded restricted shares, restricted share units, performance awards or other stock-based awards under the Plan. Nothing in the Plan, in any stock option, or stock appreciation rights granted under the Plan, in any restricted share award, restricted share unit, performance award or other stock-based award under the Plan or in any agreement providing for any of the foregoing shall confer any right to any employee to continue in the employ of the Corporation or any Subsidiary or any consultant or Non-Employee Director to continue as a consultant or Non-Employee Director of the Corporation or a Subsidiary or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of any employee or relationship with a consultant at any time or with the rights of the shareholders of the Corporation or the Board to elect and remove Non-Employee Directors.

SECTION 13    AMENDMENT

The right to amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided that no amendment of the Plan shall be made without shareholder approval (1) if the effect of the amendment is (a) to make any changes in the class of employees eligible to receive incentive stock options under the Plan, (b) to increase the number of shares with respect to which incentive stock options may be granted under the Plan or (2) if shareholder approval of the amendment is at the time required (a) by the rules of the NASDAQ National Market System or any stock exchange on which the Common Stock may then be listed or (b) for stock options, stock appreciation rights and performance awards granted under the Plan to qualify as “performance based compensation” as then defined in the regulations under Section 162(m) of the Code. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of a stock option, stock appreciation right or restricted shares, restricted share units, performance awards or other stock-based awards theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto; except that the Corporation may amend this Plan from time to time without the consent of any Participant to the extent deemed necessary or appropriate, in its sole discretion, to effect compliance with Section 409A of the Code, including regulations and interpretations thereunder, which amendments may result in a reduction of benefits provided hereunder and/or other unfavorable changes to the Participant.

SECTION 14    EFFECTIVE DATE AND DURATION OF PLAN

The effective date and date of adoption of the Plan shall be August 25, 2005, the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is approved by a majority of the votes cast at a duly held meeting of shareholders held on or prior to August 24, 2006 at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting.

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No stock option or stock appreciation right granted under the Plan may be exercised, and no restricted shares, restricted share units, performance awards or other stock-based awards may be awarded until after such approval. No stock option or stock appreciation rights may be granted and no restricted shares, restricted share units, performance awards or other stock-based awards may be awarded under the Plan subsequent to August 24, 2015. Absent additional shareholder approval, no performance award may be granted under the Plan subsequent to the Corporation’s annual meeting of shareholders in 2010.

SECTION 15    WITHHOLDING

To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Corporation, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an award. The Corporation shall not be required to issue any shares of Common Stock or make any cash or other payment under the Plan until such obligations are satisfied.

The Corporation is authorized to withhold from any award granted or any payment due under the Plan, including from a distribution of shares of Common Stock, amounts of withholding taxes due with respect to an award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive shares of Common Stock, awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

SECTION 16    MISCELLANEOUS

(A) Governing Law.    The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof), and applicable Federal law.

(B) Foreign Plan Requirements.    To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules and/or sub-plans applicable to awards granted to Participants who are foreign nationals, are employed outside the United States, or both, and may grant awards to such Participants in accordance with those rules. In the event that the payment amount is calculated in a foreign currency, the payment amount will be converted to U.S. dollars using the prevailing exchange rate published in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely on) on the relevant date.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

RESPIRONICS, INC.

This proxy is solicited on behalf of the Board of Directors and will be voted as specified. If no choice is specified, this proxy will be voted FOR Items 1, 2 and 3. A vote FOR the election of nominees listed includes discretionary authority to vote for a substitute if any nominee is unable to serve or for good cause will not serve.

Vote On Directors 1. Election of Directors	For All	Withhold All	For All Except	Vote On Proposals	FOR	AGAINST	ABSTAIN

NOMINEES: 01 J. Terry Dewberry, 02 Donald H. Jones, 03 James W. Liken, and 04 John L. Miclot to the class of 2008.	☐	☐	☐	2. To ratify the selection of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending June 30, 2006.	☐	☐	☐
				3. To approve the adoption of the Respironics, Inc. 2006 Stock Incentive Plan	☐	☐	☐

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Signature	Signature	Date

Please sign above exactly as your name appears on your stock certificate. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

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é   Detach here from proxy voting card.  é

YOUR VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY CARD PROMPTLY.

RESPIRONICS, INC.

1010 Murry Ridge Lane

Murrysville, PA 15668

ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 15, 2005

Gerald E. McGinnis, John L. Miclot and Dorita A. Pishko, or any of them, are hereby appointed proxies with full power of substitution, to vote the shares of the shareholder(s) named on the reverse side hereof at the Annual Meeting of Shareholders of Respironics, Inc. to be held in the Allegheny Room at the Hyatt Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania on Tuesday, November 15, 2005 at 5:00 p.m., and at any adjournment thereof, as directed hereon, and in their discretion to vote and act upon any other matters as may properly come before this meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

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